EXHIBIT 10.02

APS CONTRACT NO. 2253-419.00

ANPP VALLEY TRANSMISSION SYSTEM

Participation

Agreement

Execution Copy
July 6, 1981

Section			Page

	4.39	Project Manager	10
	4.40	Spare Parts	10
	4.41	Transmission System	10
	4.42	Units of Property	11
	4.43	Willful Action	11
	4.44	Work Liability	13

5	OWNERSHIP OF AND TITLE TO THE COMPONENTS		13

6	USE OF COMPONENTS		15

7	ADMINISTRATION AND COMMITTEES		19

8	PERFORMANCE AND COMPLETION OF CONSTRUCTION WORK;		28
	PROJECT MANAGER (S)

9	OPERATING AGENT		41

10	CURTAILMENT OF TRANSMISSION CAPACITY IN THE		51
	TRANSMISSION SYSTEM

11	OPERATING EMERGENCY		52

12	SPARE PARTS		54

13	CONSTRUCTION COSTS		55

14	OPERATION AND MAINTENANCE COSTS		56

15	ADVANCEMENT OF FUNDS		57

16	TAXES		63

17	NONPARTITIONMENT		65

18	MORTGAGE AND TRANSFER OF INTEREST		66

19	DESTRUCTION		69

20	SEVERANCE OF IMPROVEMENTS		71

21	CAPITAL IMPROVEMENTS		71

22	PROJECT INSURANCE		76

23	GENERAL PROVISIONS AFFECTING PROJECT INSURANCE		84

24	LIABILITY		91

25	AUTHORIZATIONS AND APPROVALS		96

Section		Page

26	DEFAULTS AND COVENANTS REGARDING OTHER	98
	AGREEMENTS

27	ARBITRATION	104

28	ACTIONS PENDING RESOLUTION OF DISPUTES	109

29	REMOVAL OF PROJECT MANAGER OR OPERATING AGENT	110

30	RELATIONSHIP OF PARTICIPANTS	113

31	FEES	114

32	ENVIRONMENTAL PROTECTION	114

33	UNCONTROLLABLE FORCES	115

34	GOVERNING LAW	116

35	BINDING OBLIGATIONS	116

36	NONDEDICATION OF FACILITIES	119

37	GENERAL PROVISIONS GOVERNING PROJECT AGREEMENTS	119

38	TERM AND TERMINATION	121

39	ASSIGNMENT OF INTERESTS	122

40	EQUAL OPPORTUNITY	122

41	NOTICES	127

42	EXECUTION	128

APPENDICES

Section

A	DESCRIPTION OF ANPP TRANSMISSION SYSTEM
B	PARTICIPANTS’ RESPONSIBILITY FOR COSTS (% TOTAL COSTS)
C	CONSTRUCTION SCHEDULE
D	CONSTRUCTION COSTS
E	EXPENSES OF OPERATING WORK
F	PAYROLL TAX RATIO
G	BENEFITS RATIO
H	WORKER’S COMPENSATION RATIO
I	OPERATION AND MAINTENANCE A&G RATIO
J	CAPITAL IMPROVEMENTS A&G RATIO
K	O&M RATIO AND CONSTRUCTION RATIO
L	ALLOCATION OF OVERHEAD EXPENSES
M	MICROWAVE SYSTEM

ANPP VALLEY TRANSMISSION SYSTEM

PARTICIPATION AGREEMENT

1.
PARTIES: The Parties to this ANPP Valley Transmission System Participation Agreement, hereinafter referred to as “Participation Agreement” or “Agreement”, are: ARIZONA PUBLIC SERVICE COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as “Arizona”, SALT RIVER PROJECT ARICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as “Salt River Project”, PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under and by virtue of the laws of the State of New Mexico, hereinafter referred to as “PNM”, and EL PASO ELECTRIC COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Texas, hereinafter referred to as “El Paso”, all hereinafter referred to singularly as Participant or collectively as Participants.

2.	RECITALS: This Participation Agreement is made with reference to the following facts, among others:
2.1 The Participants are engaged in the development of the Arizona Nuclear Power Project.

2.2 The Participants recognize that it is in their mutual interest to participate in the ownership, construction, maintenance and operation of the Transmission System described in this Participation Agreement to insure that the Transmission System and the Palo Verde-East 500 kV Transmission Line are capable of delivering certain planned Capacity and Energy from the Arizona Nuclear Power Project to the Participants’ designated points of delivery described in Section 6.6 hereof.
2.3 The Participants executed the Letter Agreement-Construction Work Associated with the Palo Verde-Westwing 500 kV Transmission Line, dated October 24, 1978, for the construction of the Palo Verde-Westwing 500 kV Line and expansion of the Westwing 500 kV Switchyard. On July 24, 1980, the Participants executed the Letter Agreement-Construction Work and Operating Work Associated with the Palo Verde-Westwing 500 kV Transmission Line, Westwing 500 kV Switchyard Expansion, Palo Verde-Kyrene 500 kV Transmission Line, the Kyrene 230 kV Switchyard Expansion, and the New Kyrene 500/230 kV Switchyard, superseding the Letter Agreement dated October 24, 1978, for the construction, operation and maintenance of the named facilities. The Participants desire to terminate, simultaneously with the execution of this Participation Agreement, the Letter Agreement dated

July 24, 1980. The Participants further desire that any differences between this Participation Agreement and the Letter Agreements, referred to above, be governed by this Participation Agreement.

3.	AGREEMENT: In consideration of the mutual covenants herein, the Parties agree as follows:

4.	DEFINITIONS: The following terms, when used herein and in the Appendices attached hereto, shall have the meanings specified:
4.1 Account(s): Any bank account or accounts selected and established by the Project Manager and Operating Agent to receive and disburse funds, pursuant to Section 15 hereof, for Construction Work, Operating Work and Capital Improvements.
4.2 Accounting Practice: Generally accepted accounting principles in accordance with the FERC System of Accounts.
4.3 Administrative Committee: The committee established pursuant to Section 7.1.1.1 hereof.
4.4 ANPP High Voltage Switchyard: The facilities, also referred to herein as the “Palo Verde 500 kV Switchyard,” described generally in the ANPP Participation Agreement and more specifically in the ANPP High Voltage Switchyard Participation Agreement among: Arizona, Salt River Project, PNM, El Paso and the Southern California Edison Company.

4.5 ANPP Participation Agreement: The Arizona Nuclear Power Project Participation Agreement, dated August 23, 1973, as amended and supplemented, which provides the basic principles related to participation in the Arizona Nuclear Power Project.
4.6 Arizona Nuclear Power Project (“ANPP”): Three nuclear steam electric generating units, together with all facilities and structures used or to be used therewith or related thereto, all as described generally in Appendix A to the ANPP Participation Agreement, and sometimes referred to herein as “PVNGS”.
4.7 Auditing Committee: The committee established pursuant to Section 7.1.1.3 hereof.
4.8 Capacity: Electrical rating expressed in megawatts electric (MWe) or kilowatts electric (KWe).
4.9 Capital Improvements: Any Units of Property, land or land rights which are added to the Transmission System or the Microwave System, the betterment of land or land rights or the enlargement or betterment of any Units of Property constituting a part of the Transmission System or the Microwave System, and the replacement of any Units of Property for other Units of Property or the replacement of land or land rights constituting a part of the Transmission System or the Microwave System, irrespective of whether such replacement constitutes an enlargement or betterment of that which it replaces, which additions, betterments, enlargements and replacements in accordance with Accounting Practice would be capitalized and are not included or reflected in the Final Completion Report.
4.10 Common Facilities: Those facilities required for a total switchyard in general including, but not limited to: site preparation - grading, fencing, surfacing; grounding; trenching and conduit; yard lighting; control house and equipment therein (except certain terminal related equipment); switchyard service power facilities; and power and control cables.
4.11 Component(s): Any component(s) of the Transmission System described in Appendix A hereto, including associated land and land rights.
4.12 Construction Agreement: Any agreement entered into by the Project Manager for the design, engineering, construction or installation of the Microwave System or of any Component of the Transmission System including without limitation engineering, design, construction, supervisory, licensing or consulting services in connection with the Construction Work, corridor studies, pre-operational environmental studies or reports, and for any other services or things necessary or useful in the performance of the Construction Work.
4.13 Construction Costs: The costs of constructing the Transmission System or the Microwave System as

described in Section 13 hereof.
4.14 Construction Funds: Monies advanced to the Project Manager for Construction Work by or on behalf of the Participants in accordance with this Participation Agreement.
4.15 Construction Insurance: Policies of insurance to be procured and maintained or caused to be procured and maintained by the Project Manager in accordance with Sections 22 and 23 hereof.
4.16 Construction Schedule: The schedule of Construction Work to be updated as required and approved by the Engineering and Operating Committee as set forth in Appendix C hereto.
4.17 Construction Work: All engineering, design, contract preparation, purchasing, construction, excess material and equipment disposal, supervision, negotiation, preparation and performance of Construction Agreements, acquisition of land rights, expediting, inspection, accounting, testing and start-up of each Component or the Microwave System and preparation of operating and equipment manuals, all reports required by regulatory authorities and the conduct of hearings, conferences and other activities incidental to obtaining requisite permits, licenses and certificates for the construction and operation of each Component or the Microwave System prior to the completion of Construction

Work for such Component or the Microwave System.
4.18 Cost Responsibility: The percentage financial liability of each Participant for Construction Costs and Operating Funds concerning each Component or Components of the Transmission System or for the Microwave System, as shown in Appendix B hereto.
4.19 Engineering and Operating Committee: The committee established pursuant to Section 7.1.1.2 hereof.
4.20 Date of Firm Operation: The date with respect to each Component on which the Engineering and Operating Committee determines such Component to be reliable for the transmission of Power and such Component can be expected to operate continuously at any load up to its Capacity.
4.21 Energy: Megawatt-hours (mwh) or kilowatt-hours (kwh) .
4.22 Entitlement Share: The percentage ownership interest of each Participant in units one, two and three of ANPP at the time of execution of this Agreement. Each Participant’s generation entitlement share as of the effective date of this Agreement is as follows:

4.22.1	Arizona	=	29.10%
4.22.2	Salt River Project	=	29.1%
4.22.3	PNM	=	10.2%
4.22.4	El Paso	=	15.8%
4.23 Final Completion Report: A complete summary of Construction Costs, a description of the Transmission System and the Microwave System and a summary of each

Participant’s contributions to Construction Costs.
4.24 FERC System of Accounts: The Federal Energy Regulatory Commission’s “Uniform System of Accounts Prescribed for Public Utilities and Licensees (Class A and Class B)”, in effect as of the date of this Participation Agreement, and as such system of accounts may be in effect from time to time. References in this Participation Agreement to any specific FERC Account number shall mean the FERC Account number in effect as of the effective date of this Participation Agreement or any successor FERC Account.
4.25 Load Center: A point at which the load of a given party is assumed to be concentrated.
4.26 Materials and Supplies: Materials and supplies which are stocked as defined in FERC Account 154.
4.27 Microwave System: The communication equipment as generally described in Appendix M hereto which is necessary to control the operation of the ANPP High Voltage Switchyard and Transmission System.
4.28 Operating Agent: The Participant responsible for the performance of Operating Work and making Capital Improvements as more particularly described in Section 9 hereof.
4.29 Operating Emergency: An unplanned event or circumstance which reduces or may reduce the amount of transmission Capacity in the Transmission System that would otherwise be made available to the Participants under normal system operating conditions.
4.30 Operating Funds: Monies advanced to the Operating Agent for Operating Work and/or Capital Improvements by or on behalf of the Participants in accordance with this Participation Agreement.
4.31 Operating Insurance: Policies of insurance to be procured and maintained or caused to be procured and maintained by the Operating Agent in accordance with Sections 22 and 23 hereof.
4.32 Operating Work: Engineering, contract preparation, purchasing, repair, supervision, recruitment, training, expediting, inspection, accounting, testing, protection, operation, use, management, retirement, reconstruction, and maintenance associated with operating the Transmission System or the Microwave System, including any work undertaken by the Operating Agent pursuant to Section 19 hereof and any work necessitated by an Operating Emergency, but exluding all work undertaken to make any Capital Improvements.
4.33 Palo Verde-East 500 kV Transmission Line: A 500 kV Transmission line to be constructed from a bay position within the ANPP High Voltage Switchyard to a termination point, the location of which is presently under study by the Engineering and Operating Committee, located east of the ANPP High Voltage Switchyard.
4.34 Participant: Any Party hereto and any Successor assignee of such Party under Section 18 hereof.
4.35 Payroll Taxes: Taxes of a Participant based on remuneration paid to its employees.
4.36 Power: Megawatts electric (MWe).
4.37 Project Agreements: An agreement for the Transmission System or the Microwave System including this Participation Agreement, any Construction Agreement, any agreements between the Participants or any of them and any third party for associated land or land rights, as such agreements are originally executed or as they may thereafter be supplemented or amended, and any other agreements as the Participants agree to designate as Project Agreements.
4.38 Project Insurance: Construction Insurance and Operating Insurance.
4.39 Project Manager: The Participant responsible for the performance of Construction Work as more particularly described in Section 8 hereof.
4.40 Spare Parts: Spare parts or equipment, the cost of which is capitalized, which are stocked for the Transmission System or the Microwave System.
4.41 Transmission System: The following transmission facilities including associated land and land rights, as described in Appendix A hereto, to be constructed and operated by the Participants: (i) the Palo Verde-Westwing 500 kV Line, (ii) the Palo Verde-Kyrene 500 kV Line, (iii) the Westwing 500 kV Switchyard expansion and the Westwing 230 kV Switchyard expansion, and (iv) the Kyrene existing and new 230 kV Switchyard expansion/construction (including any such 500 kV equipment or facilities which are required to terminate the Palo Verde-Kyrene 500 kV Line at Kyrene) .
4.42 Units of Property: Units of property as described in the Federal Energy Regulatory Commission’s “List of Units of Property for Use in Connection with Uniform System of Accounts Prescribed for Public Utilities and Licensees” in effect as of the date of this Participation Agreement, and as such list may be amended from time to time.
4.43 Willful Action:
4.43.1 Action taken or not taken by a Participant at the direction of its directors, officers or employees having management responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or failed to be taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result therefrom. Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.
4.43.2 Action taken or not taken by a Participant at the direction of its directors, officers or employees having management responsibility affecting its performance under any of the Project Agreements, which action has been determined by final arbitration award or final judgment or judicial decree to be a material default under any of the Project Agreements and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default or, if no time to cure is specified therein, occurs or continues thereafter beyond a reasonable time to cure such default.
4.43.3 Action taken or not taken by a Participant at the direction of its directors, officers or employees having management responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or failed to be taken with the knowledge that such action taken or failed to be taken is a material default under any of the Project Agreements.
4.43.4 The phrase “employees having management responsibility” as used in this Section 4.43 means employees of a Participant who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling and supervising such Participant’s peformance under any of the Project Agreements.
4.44 Work Liability: Liability of one or more Participants for damage suffered by anyone other than a Participant, whether or not resulting from the negligence of any Participant, its directors, officers, employees or any other person or entity whose negligence could be imputed to such Participant, resulting from:
4.44.1 The performance or non-performance of Construction Work, Operating Work or construction, operation and maintenance of Capital Improvements.
4.44.2 The use or ownership of the Transmission System or the Microwave System.

5.	OWNERSHIP OF AND TITLE TO THE COMPONENTS
5.1 Each Participant shall accept and hold title to an undivided interest as a tenant in common in the Transmission System and all Project Agreements in proportion to its Cost Responsibility in each Component.
5.2 The ownership of and title to the Components described in this Participation Agreement and all Capital Improvements shall vest simultaneously in the Participants so that the estate of each of them shall be deemed to be concurrent as to time, right and priority.

5.3 At any time as any Participant may reasonably demand in writing, the Participants shall jointly make, execute and deliver one or more supplements to this Participation Agreement in recordable form which shall describe with such particularity and detail as may be appropriate under the circumstances the property and facilities then constituting the Transmission System and the rights, titles and interests of each Participant therein.
5.4 In the event any Participant transfers or assigns any of its rights, title or interest in and to the Transmission System in accordance with Section 18 hereof and other terms and conditions of this Participation Agreement, the Participants and any successor shall jointly make, execute and deliver a supplement to this Participation Agreement in recordable form which shall describe with such particularity and detail as may be appropriate under the circumstances the rights, titles and interests of each Participant and any successor following such transfer or assignment.
5.5 The portion of the Microwave System as described in Appendix M hereto, all Capital Improvements thereto, and all equipment, apparatus, machinery, Materials and Supplies and Spare Parts necessary for the performance of Operating Work and Capital Improvements associated with the portion of the Microwave System described in Appendix M hereto shall be solely owned by Salt River Project.

6.	USE OF COMPONENTS
6.1 It is agreed the Participants have designed the Transmission System and the Palo Verde-East 500 kV Transmission Line in conjunction with the existing Arizona-New Mexico-West Texas transmission systems functioning as a part of the interconnected transmission system of the Western United States to be adequate under single contingency conditions to deliver power and associated energy from: (i) resources existing as of the effective date of this Participation Agreement; and (ii) the below named generating units, to the Participants’ Load Centers:
6.1.1 Arizona’s Generation Entitlement Share of ANPP Units 1-3 and associated Energy.
6.1.2 El Paso’s Generation Entitlement Share of ANPP Units 1-3 and associated Energy.
6.1.3 PNM’s Generation Entitlement Share of ANPP Units 1-3 and associated Energy.
6.1.4 Salt River Project’s Generation Entitlement Share of ANPP Units 1-3 and associated Energy.
6.2 Under normal operating conditions, each Participant shall have the right to use the Components to the extent such Components are useful for transmitting

Capacity referred to in Sections 6.1.1 through 6.1.4 hereof to its designated points of delivery as described in Section 6.6 hereof, or direct substitution therefor at the switchyard of the generator for which the substitution is made, without regard to origin, source or ownership of such substituted Capacity.
6.3 Any Participant may make firm use of Capacity in a Component(s) between its designated points of delivery in proportion to its Cost Responsibility in said Component(s), provided that such use does not materially interfere with the right of any other Participant to utilize its entitlement as provided in Section 6.2 hereof.
6.4 Any Participant may make non-firm use of a Component(s) in which it has a Cost Responsibility in addition to its use under Sections 6.2 and 6.3 hereof to the extent that Capacity is determined to be available by the Operating Agent(s) in accordance with criteria to be developed by the Engineering and Operating Committee.
6.5 If two or more Participants concurrently desire to make non-firm use of Capacity in the same Component(s) pursuant to Section 6.4 hereof and the available Capacity in such Component(s) is not adequate to satisfy all such requests, the available Capacity will be shared by those Participants concurrently requesting such Capacity in proportion to their Cost Responsibility in such

Component(s).

6.6 The Participants’ designated points of delivery with respect to the Transmission System shall be as follows:
6.6.1 Arizona: The Palo Verde 500 kV Switchyard, Kyrene new and existing 230 kV Switchyards, Westwing 500 kV Switchyard, and Westwing 230 KV Switchyard.
6.6.2 Salt River Project: The Palo Verde 500 kV Switchyard, Westwing 500 kV Switchyard, Westwing 230 kV Switchyard, Kyrene new and existing 230 KV Switchyards.
6.6.3 PNM: The Palo Verde 500 kV Switchyard, Westwing 500 kV Switchyard, Westwing 230 kV Switchyard, and Kyrene new and existing 230 kV Switchyards.
6.6.4 El Paso: The Palo Verde 500 kV Switchyard, Westwing 500 kV Switchyard, and Kyrene new and existing 230 kV Switchyards.
6.7 Each Participant shall be entitled to interconnect its transmission system with the Components at Kyrene if Kyrene is a designated point of delivery for such Participant under the following conditions:
6.7.1 Such Participant shall pay all costs of the interconnection, including, where applicable, a proportionate share of the cost of common facilities previously installed.

6.7.2 Such Participant shall secure the consent of any other Participant which owns or otherwise controls the use of the real property on which facilities required for the interconnection are to be installed, and such consent shall not be unreasonably withheld (but such consent shall not be required when all real property is owned or controlled by the Participants in proportion to their Cost Responsiblity in the Component);
6.7.3 Such Participant shall reach agreement with any third party where required.
6.8 Upon written agreement with the Participants affected, a Participant may at its expense make interconnections to the Transmission System at points other than its designated points of delivery. Such agreement shall specify the terms and conditions under which such interconnections may be made, the charges, if any, to the interconnecting Participant, and the distribution of the proceeds therefrom to the other Participants.
6.9 Unless otherwise agreed by the Engineering and Operating Committee, when the Capacity available to the Participants in any Component is insufficient to accommodate all of the firm rights to Capacity pursuant to Section 6.2 hereof, then the use of the available Capacity of that Component will be allocated in proportion to each Participant’s Cost Responsibility in such Component.

7.	ADMINISTRATION AND COMMITTEES
7.1 As a means of securing effective cooperation and interchange of information and of providing consultation on a prompt and orderly basis among the Participants in connection with various administrative and technical matters which may arise from time to time in connection with the terms and conditions of the Project Agreements, the Participants establish the committees described in this Section 7. The chairman for each of the Committees shall be the representative of the Project Manager or Operating Agent of the Palo Verde-Westwing 500 kV Line and shall be responsible for calling meetings and establishing agendas, at his discretion or upon the request of another Participant.
7.1.1 The following committees are hereby established and shall have the functions and responsibilities described herein and in the Project Agreements.
7.1.1.1 An Administrative Committee consisting of one representative appointed by each Participant, which representative shall be an officer or the general manager of said Participant or the authorized designee of the officer or the general manager of the

Participant.
7.1.1.2 An Engineering and Operating Committee consisting of not more than two (2) representatives appointed by each Participant; provided, however, in respect to each matter brought before the committee, that if any Participant appoints two (2) representatives, only one of such representatives shall have the right to vote thereon.
7.1.1.3 An Auditing Committee consisting of not more than two (2) representatives appointed by each Participant; provided that in respect to each matter brought before the committee, if any Participant appoints two (2) representatives, only one of such representatives shall have the right to vote.
7.2 The Administrative Committee shall have the following functions, among others:
7.2.1 Provide liaison between the Participants at the management level.
7.2.2 Exercise general supervision over the Engineering and Operating Committee, the Auditing Committee and any other standing or ad hoc committees established pursuant to Section 7.13 hereof.

7.2.3 Consider and resolve matters referred to it by the other Committees and standing or ad hoc committees.
7.2.4 Perform such other functions and duties as may be assigned to it in the Project Agreements.
7.2.5 Review, discuss, resolve or make recommendations relating to disputes among the Participants arising under the Project Agreements.
7.2.6 Provide liaison between the Participants, the Project Manager(s) and the Operating Agent(s) with respect to the progress, performance and completion of Construction Work, the performance of Operating Work, and the progress, performance and completion of Capital Improvements and the financial and accounting aspects thereof.
7.2.7 At the request of any Participant, on such terms and conditions as the Administrative Committee may deem appropriate, authorize the installation on the property comprising the Transmission System of any structures, facilities or equipment by any one or more Participants or any third party for its or their own use, which structures, facilities or equipment shall not become a part of the Transmission System.
7.3 The Engineering and Operating Committee shall have the following functions:

7.3.1 Provide liaison between the Participants and the Project Manager(s) with regard to Construction Work and perform such functions as indicated in Sections 8.5.4, 8.5.16, 8.5.30, 8.9 hereof and Sections B.II and D.2 hereto.
7.3.2 Review and approve, modify or otherwise act upon recommendations of the Operating Agent(s) concerning the following items related to the performance of Operating Work or making Capital Improvements:
7.3.2.1 The annual capital expenditures budget, annual manpower table and budget, and annual operation and maintenance budget.
7.3.2.2 The planned outages for scheduled maintenance.
7.3.2.3 The policies for establishing the Spare Parts inventory and Materials and Supplies inventory.
7.3.2.4 The written statistical and administrative reports, written budgets, and information and other similar records, and the form thereof, to be kept and furnished by the Operating Agent (excluding accounting records used internally by the Operating Agent for the purpose of accumulating financial and statistical data, such as books of original entry, ledgers, work papers and source documents).
7.3.2.5 The policies, criteria and procedures for determining Capacities of facilities.
7.3.2.6 The procedures for Power and Energy accounting.
7.3.2.7 The Operating Agent’s analysis of the total expenditures caused by an Operating Emergency.
7.3.2.8 The written statement of operating practices and procedures.
7.3.2.9 The practices and procedures for the delivery of Power and Energy by the Components in accordance with the Participants’ schedules. Such practices and procedures shall provide for modifying said schedules to meet the needs of day-to-day or hour-by-hour operation, including emergencies on a Participant’s system.
7.3.2.10 The establishment of procedures for dealing with Operating Emergencies or curtailed operations of the Components.

7.3.2.11 The establishment of procedures and calculations for determining energy losses of the Components.
7.3.3 Determine the Date of Firm Operation for each Component.
7.3.4 Perform such other duties as may be assigned to it by the Administrative Committee.
7.3.5 Establish the minimum balance to be maintained in the Account for Operating Funds pursuant to Section 15 hereof.
7.3.6 Review and approve, modify or otherwise act upon the Project Manager’s recommended list of acceptable architects, engineers, and/or constructors within ten (10) working days of receipt by the Engineering and Operating Committee members. Should the Engineering and Operating Committee fail to reach agreement within the allowed ten (10) working days after receipt, the Project Manager shall proceed with the above lists as recommended.
7.3.7 Review and approve, modify or otherwise act upon the recommendation of the Project Manager for revision of the Construction Schedule.
7.3.8 By May 1 of each year determine and set for at least the next two calendar years the Capacity of each Component of the Transmission System.

7.4 The Auditing Committee shall have the following functions:
7.4.1 Development of procedures for accounting and auditing Construction Costs, and costs of Operating Work and Capital Improvements and advances of Construction Funds and Operating Funds consistent with the provisions hereof and Accounting Practices and development of procedures for making forecasts and requests for funds pursuant to Sections 15 and 21 hereof.
7.4.2 Audit or cause to be audited the books of the Project Manager, Operating Agent and any other Participant or contractor relevant to the performance of Construction Work and Operating Work or the construction of Capital Improvements.
7.4.3 Review and approve the Project Manager’s and Operating Agent’s Account for Construction Funds and Account for Operating Funds.
7.4.4 Perform such other duties as may be assigned to it in any Project Agreement or by the Administrative Committee.
7.5 Within thirty (30) days after the execution of this Participation Agreement, each Participant shall designate its representatives on the Committees hereby established, with notice thereof given to the other Participants.

7.6 Any action or determination of a Committee must be unanimous.
7.7 The Administrative Committee, the Engineering and Operating Committee and the Auditing Committee shall keep written minutes and records of all meetings and all actions, agreements or determinations made by such Committee shall be reduced to writing and shall be signed by a representative of each Participant on said Committee or an authorized alternate.
7.8 The Committees shall have no authority to modify any of the terms, covenants or conditions of the Project Agreements except as specifically authorized in this Participation Agreement.
7.9 If the Engineering and Operating Committee or the Auditing Committee fails to reach agreement while performing the functions and duties delegated to it in this Participation Agreement or in the Project Agreements, then such disagreement shall be referred to the Administrative Committee for resolution.
7.10 If the Administrative Committee fails to reach agreement while performing the respective functions and duties assigned to it in this Participation Agreement or in the other Project Agreements, then such disagreement shall be referred to higher authority within each Participant’s organization before proceeding to arbitration as provided in Section 27 hereof.

7.11 In the event any Committee established in accordance with this Section 7 is unable or fails to agree in respect of any matter which such Committee is authorized to determine, approve or otherwise act upon after a reasonable opportunity so to do, then the Project Manager or the Operating Agent, as appropriate, shall take such action as in its discretion is necessary, pending the resolution of any such inability or failure to agree by arbitration pursuant to Section 27 hereof or otherwise, to the successful and proper construction, operation and maintenance of the Transmission System as contemplated hereby.
7.12 Each Participant shall notify the other Participants promptly of any change in the designation of its representatives on the Committees. A Participant may designate an alternate to act as its representative on any Committee in the absence of the regular member or to act on specified occasions with respect to specified matters. Any alternate representative appearing at a Committee meeting shall be deemed to have authority to act on behalf of the Participant he represents unless the Committee chairman is furnished with written notice to the contrary.
7.13 The Participants, acting through the Administrative Committee, shall have the right to establish standing or ad hoc committees. The authority and duties of any such committee shall be set forth in writing by the Administrative Committee and shall be subject to the provisions of the Project Agreements.
7.14 Any expenses incurred by any member of the Administrative Committee or any standing or ad hoc committees in connection with his duties on such committee shall be paid and borne by the Participant whom he represents and shall not be included in Construction Costs or in costs for Operating Work or costs of Capital Improvements.

8.	PERFORMANCE AND COMPLETION OF CONSTRUCTION WORK; PROJECT MANAGER(S)
Construction Work shall be performed and completed as follows:
8.1 The Transmission System shall be designed and constructed in accordance with practices generally accepted in the electric utility industry with the objective of permitting each Participant to transmit under normal operating conditions its share of entitlement in generation as described in Section 6.1 hereof to its designated points of delivery in a manner which will not unreasonably affect the operation of the electric systems of the Participants, and so that when operated in parallel with such systems, the loss of any one circuit of the Transmission System will not cause any other circuit or element of any of the parallel transmission systems of a Participant to carry Power in excess of the short-time rating of such parallel transmission system as may be established by the owner of such system. The Project Manager(s) shall coordinate the design and construction of the Transmission System and the Microwave System.
8.2 Salt River Project shall be the Project Manager for the Microwave System described in Appendix M hereto and for the following Components described in Appendix A hereto:
8.2.1 Palo Verde-Westwing 500 kV Line
8.2.2 Palo Verde-Kyrene 500 kV Line
8.2.3 Existing and New Kyrene 230 kV
Switchyard expansion/construction (including any such 500 kV equipment or facilities which are required to terminate the Palo Verde-Kyrene 500 kV Line at Kyrene).
8.3 Arizona shall be Project Manager for the following Components described in Appendix A hereto:
8.3.1 Westwing 500 kV Switchyard Expansion
8.3.2 Westwing 230 kV Switchyard Expansion
8.4 The Participants hereby appoint the Project Managers as their agents, and the Project Managers shall undertake as their agents and as principals on their own behalf to perform the Construction Work and to carry out the duties and responsibilities provided hereunder.

8.5 The Project Manager(s) shall on behalf of the Participants:
8.5.1 Negotiate and enter into any Construction Agreement and purchase and procure such equipment, apparatus, machinery, materials, tools, supplies and services as it in its sole discretion may deem necessary or useful for the performance and completion of the Construction Work from any source or sources it may select, subject to Section 7.3.6 hereof.
8.5.2 Execute, perform and enforce all Construction Agreements in the name of the Project Manager, acting as principal on its own behalf and as agent for all Participants, in which all Participants shall have undivided interests as tenants in common equal to their respective Cost Responsibility in each Component.
8.5.3 Furnish each member of the Administrative Committee upon request with copies of all contracts with the architect, engineer, constructor, contractors and principal subcontractors, vendors and consultants.
8.5.4 Notwithstanding the provisions of Section 8.5.1, review with the Engineering and Operating Committee in a timely manner the Project Manager’s bid evaluation process and all major design aspects in advance of action involving a commitment for major equipment at either a meeting called for such purpose by the Project Manager or by conference telephone call.
8.5.5 Arrange for placement of Construction Insurance pursuant to Sections 22 and 23 hereof.
8.5.6 Determine which contractors, if any, shall be required to furnish any portion of the Construction Insurance, other insurance and faithful performance and payment bonds.
8.5.7 Assist any insurer in the investigation, adjustment and settlement of any loss or claim covered by Construction Insurance.
8.5.8 Present and prosecute claims against insurers and indemnitors providing Construction Insurance or indemnities with respect to any loss of or damage to any property of the Transmission System or the Microwave System or liability of any Participant to third parties covered by Construction Insurance or indemnity agreement, and to the extent that any such loss or damage is not covered by Construction Insurance, present and prosecute claims therefor against any parties who may be liable therefor. In the event the cost of repair, replacement or correction of such loss or damage arising out of a single incident or event exceeds

$250,000, the Project Manager shall not make any settlement of any claims in respect thereof without the written consent and approval of the Administrative Committee.
8.5.9 Subject to the provisions of Section 24 hereof and except as hereinafter provided in this Section 8.5.9, investigate, adjust, defend and settle third party claims against any or all Participants arising out of or attributable to Construction Work, or the past or future performance or non-performance of the obligations and duties of any Participant, including the Project Manager, under or pursuant to this Participation Agreement, including but not limited to any claim resulting from death or injury to persons or damage to property, when said claims are not covered by valid and collectible Construction Insurance or other valid and collectible insurance carried by any Participant, and whenever and to the extent warranted, present and prosecute claims against any third party, including insurers, for any costs, losses and damages incurred in connection with said claims. The approval of the Administrative Committee shall be obtained by the Project Manager before any said claim or combination of said claims against any or all Participants arising out of the same transaction or incident is settled for more than $250,000 unless it shall be established that the entire amount of the settlement in excess of $250,000 is recoverable from an insurer providing Construction Insurance.
8.5.10 Comply with (i) any and all laws applicable to the performance of Construction Work, including without limitation all applicable laws, rules and regulations for protection of the environment and all applicable provisions of any worker’s compensation laws; and (ii) the terms and conditions of any contract, permit or license relating to the Transmission System or the Microwave System.
8.5.11 Expend the funds advanced to the Project Manager only in the manner and for the purposes set forth in Sections 13 and 15 hereof.
8.5.12 Keep and maintain records of monies received and expended, obligations incurred, credits accrued, estimates of Construction Costs (excluding, subject to Section 16.3 hereof, ad valorem taxes or payments in lieu thereof and allowance for funds used during construction) and contracts entered into in the performance of Construction Work, and make such records available for inspection by the Auditing Committee at reasonable times and places.

8.5.13 Not suffer any liens to remain in effect unsatisfied against the Transmission System or the Microwave System (other than liens permitted under the Project Agreements, liens for taxes or assessments not yet delinquent, liens for labor and material not yet perfected, or undetermined charges or liens incidental to the performance of Construction Work); provided, however, that the Project Manager shall not be required to pay or discharge any such lien as long as the Project Manager in good faith shall be contesting the same, which contest shall operate during the pendency thereof to prevent the collection or enforcement of such lien so contested.
8.5.14 Obtain or cause to be obtained necessary construction permits, temporary access rights and other licenses and approvals requisite to the performance and completion of Construction Work and initiation of Operating Work.
8.5.15 As soon as practicable after the completion of Construction Work on each Component and the Microwave System, provide each Participant with a summary of the Construction Costs classified to appropriate FERC Accounts.
8.5.16 Provide the Participants with all necessary and required records and information

Pertaining to the performance of Construction Work, including progress reports at such regular intervals as the Administrative Committee or the Engineering and Operating Committee shall determine.
8.5.17 Keep the Participants fully and promptly informed of any known default by any Participant under the provisions of this Participation Agreement.
8.5.18 As soon as practicable after the commencement of Construction Work, furnish each Participant an estimate of total Construction Costs broken down by major categories of equipment and services and a forecast of the cash requirements of each Participant to meet such Construction Costs. Such forecast shall set forth such cash requirements (i) for each quarterly period commencing on the first day of January, April, July and October in which Construction Costs will become due and (ii) for each month of the first two quarterly periods immediately following the issuance of such forecast. Such forecast shall be revised and furnished to each Participant every three (3) months thereafter until completion of Construction Work.
8.5.19 Furnish a Participant any information reasonably available pertaining to the construction of the Transmission System or the Microwave System

that will assist said Participant in responding to a request for such information by any federal, state or local regulatory authority.
8.5.20 Use its best efforts in the performance of its responsibilities hereunder to effect the completion of Construction Work in accordance with the Construction Schedule set forth in Appendix C hereto.
8.5.21 Keep the Participants fully and promptly advised of significant developments in connection with the progress, performance and completion of Construction Work.
8.5.22 Prepare and distribute the Final Completion Reports to each Participant as soon as practicable but not later than twenty-four (24) months after completion of Construction Work performed by each Project Manager on the final Component to be completed by such Project Manager unless such time is extended by the Administrative Committee.
8.5.23 Provide the Administrative Committee with all necessary and required records and information for its use in the performance of its responsibilites under this Participation Agreement.
8.5.24 Construct the Transmission System and the Microwave System so as to comply with the

Project Agreements.

8.5.25 Conduct appropriate tests to verify that specified characteristics of major equipment items have been achieved and, if necessary, make or cause to be made final equipment modifications to meet the specified requirements thereof.
8.5.26 Provide for and enforce any and all warranties on equipment, facilities, materials and services sold to or furnished for the Transmission System or the Microwave System except that any equipment warranties which expire more than one (1) year after the completion of Construction Work for the final Component to be Constructed by the particular Project Manager shall be enforced by the Operating Agent.
8.5.27 Conduct such environmental and economic studies of alternative routes as the Administrative Committee directs or as the Project Manager in its discretion deems necessary or appropriate in arriving at a recommendation to the Administrative Committee of suitable routes for the Transmission System.
8.5.28 Secure or cause to be secured the necessary land and land rights for the Transmission System and the Microwave System. Rights of way required for construction, operation and maintenance of the Transmission System across patented lands shall be procured by the Project Manager for itself as a Participant and as agent for all other Participants. Such rights of way may be procured by purchase or by the exercise of the power of eminent domain and may include (i) a fee interest in, or (ii) a grant of easement across or (iii) a license to or lease of any parcel of such lands as the Project Manager shall, in its sole discretion, deem advantageous to the Participants. In the event the Project Manager deems it prudent so to do in order to expedite acquisition, avoid exercise of the power of eminent domain, or obtain an advantageous price, the Project Manager is authorized to acquire lands not required for any segment of such rights of way either (i) for subsequent resale (“excess lands”), if such excess lands are acquired from the grantor(s) of a contiguous segment of such rights of way or (ii) for exchange (“exchange lands”) for lands required for a segment of such rights of way. Title to all segments of such rights of way, whether in fee or by easement, and any excess and exchange lands shall be held in one or more land trusts which the Project Manager shall establish with a corporate trustee duly authorized to engage in such business in the State of Arizona for the benefit of the

Participants whose respective beneficial interests in such trust(s) shall be the same as their respective responsibilites for the sharing of costs pursuant to Appendix B hereto. With respect to any specific portion of the Transmission System the Project Manager shall at such times it deems advisable terminate the trust(s) applicable thereto and direct the trustee to convey title to the rights of way therefor to the Participants thereof. All excess lands shall continue to be held in trust until disposed of by the Project Manager. Applications for rights of way across federal and state lands shall be filed in the name of each of the Participants.
8.5.29 Dispose of excess material and equipment after completion of Construction Work and distribute proceeds from such disposal to the Participants in proportion to their Cost Responsibility for the associated Component.
8.5.30 Furnish each member of the Engineering and Operating Committee upon their request any studies, specifications, drawings and any documentation related to the foregoing received from the architect, engineer, constructor, consultants, contractors or vendors involved in Construction Work.
8.6 Each Participant shall provide to the extent possible all assistance as may be requested by the Project Manager in the performance of its obligations hereunder and such Participant shall be reimbursed for its costs and expenses incurred in providing such assistance under such terms and conditions as may be agreed upon by such Participant and the Project Manager.
8.7 Each Participant shall, within sixty (60) days after the execution of the Participation Agreement, submit to the Project Manager any special requirement it may have regarding accounting, records or information in order that all required records may be maintained in the same manner throughout the construction and final completion of the Transmission System and the Microwave System. The Project Manager(s) shall use their best efforts to accommodate said special requirements.
8.8 The Project Manager shall have the full responsibility and authority for the employment and organization of the personnel and staff required to complete the Construction Work.

8.9 The Project Manager shall construct the Transmission System with the objective of having the respective Components available for energization, for tests and for operation in accordance with Appendix C hereto, unless and until Appendix C is revised by the Engineering and Operating Committee.
8.10 In the event the Project Manager desires to construct any Component with its own forces, the Engineering and Operating Committee shall exercise the option of approving the Project Manager’s cost reimbursable bid or approving the use of the Project Manager’s forces at a fixed cost equivalent to the lowest acceptable bid other than the Project Manager’s bid. Should the Engineering and Operating Committee elect to approve the use of the Project Manager’s forces at a fixed cost equivalent to the lowest acceptable bid other than the Project Manager’s bid, the Project Manager at its sole discretion may withdraw its bid.

9.	OPERATING AGENT
9.1 Salt River Project shall be the operating Agent for the Microwave System described in Appendix M hereto and for the following Components described in Appendix A hereto.

9.1.1 Palo Verde-Westwing 500 kV line
9.1.2 Palo Verde-Kyrene 500 kV line
9.1.3 Existing and new Kyrene 230 kV Switchyard expansion/construction (including any such 500 kV equipment or facilities which are required to terminate the Palo Verde-Kyrene 500 kV line at Kyrene).
9.2 Arizona shall be the Operating Agent for the following Components described in Appendix A hereto:
9.2.1 Westwing 500 kV Switchyard expansion
9.2.2 Westwing 230 kV Switchyard expansion
9.3 The Participants hereby appoint the Operating Agents as their agents, and the Operating Agents shall undertake as their agents and as principals on their own behalf to perform the Operating Work and Capital Improvements and to carry out the duties and responsibilities provided hereunder:
9.4 The Operating Agent(s) shall:
9.4.1 Administer, enforce and perform the Operating Work and Capital Improvements so as to comply with Project Agreements and in a manner consistent with generally accepted practices in the electric utility industry recognizing that such practices may be affected by the design and operational characteristics of the Transmission System, the rights and obligations of the Participants under this Participation Agreement and other special circumstances affecting the Operating Work and Capital Improvements.
9.4.2 Furnish from its own resources or contract for and obtain from any other sources it may select, including any Participant, the services and studies necessary for performance of Operating Work and Capital Improvements.
9.4.3 Execute, administer, perform and enforce contracts in the name of the Operating Agent, acting as principal on its own behalf and as agent for all of the other Participants, for Operating Work and Capital Improvements, including without limitation any and all warranties on equipment, facilities, materials and services furnished pursuant to any such contracts.

9.4.4 Administer, perform and enforce all other contractual obligations and arrangements, including all warranties applicable thereto, entered into by the Project Manager and continuing beyond the period ending one year after the completion of Construction Work for the final Component.
9.4.5 Furnish or recruit the necessary personnel and provide for such training as may be required to qualify them to perform the Operating Work or Capital Improvements and to meet all requirements established by law.
9.4.6 Comply with (i) any and all laws applicable to the performance of Operating Work and Capital Improvements, including without limitation all applicable laws, rules and regulations for protection of the environment and all applicable provisions of any worker’s compensation laws; and (ii) the terms and conditions of any contract, permit or license relating to the Transmission System or the Microwave System.

9.4.7 Except as otherwise provided in Appendix M hereto, purchase and procure, through and from any source it may select, in the name of the Participants, with undivided interests as tenants in common in accordance with this Participation Agreement, the equipment, apparatus, machinery, tools, Materials and Supplies and Spare Parts necessary for the performance of Operating Work and Capital Improvements.
9.4.8 Expend the Operating Funds advanced to the Operating Agent in accordance with the terms and conditions of this Participation Agreement.
9.4.9 Keep and maintain such records of monies received and expended, obligations incurred, credits accrued, the conduct of Operating Work and making Capital Improvements, and of contracts entered into in the performance of Operating Work and Capital Improvements as may be necessary or useful in carrying out Project Agreements or required to permit an audit of the Operating Work and Capital Improvements, and make such records available for inspection by the Auditing Committee.

9.4.10 Not suffer any liens to remain in effect unsatisfied against the Transmission System or the Microwave System (other than the liens permitted under the Project Agreements, liens for taxes and assessments not yet delinquent, liens for labor and material not yet perfected or undetermined charges or liens incidental to the performance of the Operating Work); provided that the Operating Agent shall not be required to pay or discharge any lien as long as the Operating Agent in good faith shall be contesting the same which contest shall operate during the pendency thereof to prevent the collection or enforcement of such lien so contested.
9.4.11 Arrange for the placement and maintenance of Operating Insurance as provided in Sections 22 and 23 hereof.
9.4.12 Assist any insurer in the investigation, adjustment and settlement of any loss or claim covered by Operating Insurance.
9.4.13 Present and prosecute claims against insurers and indemnitors providing Operating Insurance or indemnities in respect to any loss of or damage to any property of the Transmission System or the Microwave System or liability of any Participant to third parties covered by Operating Insurance or any indemnity agreement, and to the extent that any such loss, damage or liability is not covered by Operating Insurance, present and prosecute claims therefor against any parties who may be liable therefor. In the event the cost of repair, replacement or correction of such loss or damage arising out of a single incident or event exceeds $250,000, the Operating Agent shall not make any settlement of any claims in respect thereof without the consent and approval of the Administrative Committee.
9.4.14 Subject to the provisions of Section 24 hereof and except as hereinafter provided in this Section 9.4.14, investigate, adjust, defend and settle third party claims against any or all Participants arising out of or attributable to Operating Work or Capital Improvements, or the past or future performance or non-performance of the obligations and duties of any Participant, including the Operating Agent, under or pursuant to this Participation Agreement, including but not limited to any claim resulting from death or injury to persons or damage to property, when said claims are not covered by valid and collectible Operating Insurance or other valid or collectible insurance carried by any Participant, and whenever and to the extent reasonable present and prosecute claims against any third party, including insurers, for any costs, losses and damages incurred in connection with said claims. The approval of the Administrative Committee shall be obtained by the Operating Agent before any said claim or combination of said claims against any or all Participants arising out of the same transaction or incident is settled for more than $250,000 unless the entire amount of the settlement in excess of $250,000 is recoverable from an insurer providing Operating Insurance.
9.4.15 Keep the Participants fully and promptly advised of material changes in conditions or other material developments affecting the performance of Operating Work or Capital Improvements and furnish the other Participants with copies of any notices given or received pursuant to the Project Agreements.
9.4.16 Provide the Administrative, Engineering and Operating and Auditing Committees with all written statistical and administrative reports, accounting records, written budgets, information and other records relating to Operating Work and Capital Improvements necessary or useful in the performance of their respective responsibilities under this Participation Agreement.
9.4.17 Upon the request of any Participant, provide such Participant, in reasonable quantity without direct charge therefor, a copy or copies of any report, record, list, budget, manual, accounting or billing summary, classification of accounts or other documents or revisions of any of the aforesaid items, all as prepared in accordance with this Participation Agreement.
9.4.18 Keep the Participants fully and promptly informed of any known default of the Project Agreements and submit to the Participants any recommendations for amendments of the Project Agreements.
9.4.19 Prepare recommendations covering the matters which are to be reviewed and acted upon by the Engineering and Operating Committee pursuant to Section 7.3.2 hereof.
9.4.20 Carry out and follow the practices and procedures and directions which have been approved and issued by the Administrative Committee, the Engineering and Operating Committee, or the Auditing Committee pursuant to the Project Agreements, except as otherwise provided in Section 9.4.21 hereof.
9.4.21 In the event of an Operating Emergency take such action as the Operating Agent in its sole discretion may deem prudent or necessary, notwithstanding any practices and procedures and directions approved and issued by the Administrative Committee or the Engineering and Operating Committee, to terminate the Operating Emergency, to preserve and maintain the safety, integrity and operability of the

Transmission System, to maintain the maximum transfer capability of each Component, to protect the health and safety of the public or to minimize any adverse environmental effects and such other action as required by Section 11 hereof.
9.4.22 Coordinate scheduled outages of the Transmission System with the other Participants.
9.5 The other Participants shall lend and be properly reimbursed for all necessary and available assistance as may be requested by and rendered to the Operating Agent in the performance of Operating Work or Capital Improvements.

10.	CURTAILMENT OF TRANSMISSION CAPACITY IN THE TRANSMISSION SYSTEM
10.1 The Operating Agent shall as soon as practicable notify the dispatchers of each Participant of the occurrence of an Operating Emergency, and the amount of any resulting curtailment which shall be determined by the Operating Agent in accordance with criteria approved by the Engineering and Operating Committee.

10.2 The Operating Agent shall notify the Participants of the maximum transmission Capacity available to each of the Participants during periods of curtailment.

11.	OPERATING EMERGENCY
11.1 In the event of an Operating Emergency:
11.1.1 The Operating Agent(s) shall take any and all steps reasonably necessary and required to terminate the Operating Emergency, in accordance with generally accepted practices in the electric utility industry.
11.1.2 The Operating Agent(s) shall make every effort to furnish temporary alternate service through a Component of the Transmission System, and the Participants shall make every effort to furnish temporary alternate service to the other Participants over available parallel transmission systems. In the event of any outage or curtailment of any such parallel transmission system of a Participant, the Operating Agent(s) shall make every effort to furnish temporary alternate service over the Transmission System. There will be no charge to any Participant for such service provided pursuant to this Section 11.1 except for compensation to the Participant(s) providing alternate service. The recipient(s) of said alternate service shall provide compensation in Energy to the Participant(s) providing such alternate service in an amount equal to the additional losses incurred by the Participant(s) as a result of providing such alternate service.
11.2 As soon as practicable after the commencement of an Operating Emergency, the Operating Agent shall advise the Participants of the occurrence of the Operating Emergency, its nature and the steps taken or to be taken to terminate the Operating Emergency, including a preliminary estimate of the expenditures required to terminate the Operating Emergency.
11.3 The costs incurred and amounts expended and charged to maintenance expenses by the Operating Agent for repair, restoration and reconstruction of the Transmission System as a result of an Operating Emergency shall be allocated to the Participants in proportion to their Cost Responsibility for the Component(s) being repaired, restored or reconstructed and shall be billed to the appropriate Participants in accordance with Section 15 hereof. Such costs incurred and amounts expended by the Operating Agent for Capital Improvements shall be allocated to the Participants in proportion to their Cost Responsibility in the Components to which such Capital Improvements are made, and the Operating Agent shall bill the appropriate Participants therefor.
11.4 Following the termination of the Operating Emergency, the Operating Agent(s) shall submit to the Participants a report containing a summary of the costs incurred and expenditures made in connection with the repair, restoration, reconstruction or Capital Improvements and such other information as may be required by the Engineering and Operating Committee.
11.5 Transmission losses pursuant to Section 11.1.2 shall be determined in accordance with criteria approved by the Engineering and Operating Committee.

12.	SPARE PARTS
12.1 In accordance with policies prepared by the Operating Agent(s) and approved by the Engineering and Operating Committee, each Project Manager shall purchase all initial Spare Parts for the Components or microwave facilities and the Operating Agent(s) shall thereafter maintain a Spare Parts inventory for the Transmission System and the Microwave System.
12.2 The Operating Agent(s) shall purchase all replacements of Spare Parts and shall allocate the costs thereof to the Participants in proportion to their Cost Responsibility for the Component for which the Spare Part is committed or in proportion to their Cost Responsibility for the Microwave System if said Spare Part is committed for the Microwave System.

13.	CONSTRUCTION COSTS
13.1 Construction Costs of the Transmission System and the Microwave System shall include all payments made and obligations incurred by the Project Manager for or in connection with Construction Work, including but not limited to those costs specified in Appendix D attached hereto and in Section 13.4 hereof.
13.2 All Construction Costs for each Component shall be shared by the Participants in proportion to their respective Cost Responsibility in such Component and shall be advanced by them and disbursed and accounted for by the Project Manager in accordance with Section 15 hereof.

13.3 All Construction Costs for the Microwave System shall be shared by the Participants in proportion to their respective Cost Responsibility in the Microwave System and shall be advanced by them and disbursed and accounted for by the Project Manager in accordance with Section 15 hereof.
13.4 Upon execution of this Participation Agreement, all costs incurred prior to such execution by the Participants for Construction Work hereunder, minus any payments made and/or incurred by any terminating Participant, shall be reallocated among the continuing Participants hereunder in proportion to each Participant’s Cost Responsibility in the respective Components where such Construction Work is associated with the Transmission System, and in proportion to the Participant’s Cost Responsibility in the Microwave System where such Construction Work is associated with the Microwave System.

14.	OPERATION AND MAINTENANCE COSTS:
14.1 Operation and maintenance costs of the Transmission System and the Microwave System shall include all payments made and obligations incurred by the Operating Agent for or in connection with the performance of Operating

Work, including (i) those costs of Operating Work specified in Appendix E hereto, (ii) those costs specified in Section 16 hereof to the extent any tax or payment in lieu thereof is levied against a Participant on behalf of all of the Participants, and in Section 22.2 hereof (excluding workers’ compensation expense for the Operating Agent’s employees), and (iii) those costs and expenses described in Section 24.3 hereof.
14.2 The costs of Operating Work for each Component shall be shared by the Participants in proportion to their respective Cost Responsibilities in the Component(s), and the costs of Operating Work for the Microwave System shall be shared by the Participants in proportion to their respective Cost Responsibility in the Microwave System.
14.3 The costs of Operating Work shall be advanced by the Participants to the Operating Agent(s) and disbursed and accounted for by the Operating Agent(s) in accordance with Section 15 hereof.

15.	ADVANCEMENT OF FUNDS
15.1 Each Participant shall advance its share of Construction Funds and Operating Funds prior to the date when funds are required by the Project Manager or Operating Agent to pay for Construction Work, Operating Work and Capital Improvements so that neither the Project Manager nor the Operating Agent in its capacity as such will have to advance any funds on behalf of another Participant.
15.2 Each Participant shall pay monthly in advance, on or before a due date as specified by the Project Manager, its share (equal to its Cost Responsibility in the Components or, where applicable, equal to its Cost Responsibility in the Microwave System) of all Construction Costs in accordance with the quarterly forecasts, or revisions thereof, of estimated monthly expenditures for Construction Work prepared by the Project Manager and furnished to each Participant pursuant to Section 8.5.18 hereof. Construction Funds on hand which are not required for working capital needs shall be invested to the maximum extent feasible in direct obligations or obligations guaranteed by the federal government or agencies of the federal government in a manner legal for all Participants. Earnings and losses, if any, shall be allocated to the Participants in proportion to the funds advanced by each Participant. Following completion of all Construction Work, the Project Manager shall compute the total Construction Costs of the Transmission System and the Microwave System and each Participant shall promptly settle any balance of its share of such total Construction Costs in accordance therewith.
15.3 The sum of the advances by the Participants hereunder to the Project Manager shall not exceed one hundred percent (100%) of the total Construction Costs forecasted to be expended as of the date specified in the detailed monthly forecast furnished to the Participants pursuant to Section 8.5.18 hereof plus or minus any adjustments of previous estimates to actual costs.
15.4 The Project Manager(s) and the Operating Agent(s), with the approval of the Auditing Committee, shall establish Account(s) for Construction Funds and Operating Funds at a bank of their choice and notify the Participants in writing of the establishment of the Account(s) not later than five (5) days following its establishment.
15.5 Construction Funds and Operating Funds required to be advanced by the Participants in accordance with this Participation Agreement shall be deposited in the Account(s), and the Project Manager and Operating Agent shall, unless otherwise agreed to by the Participants, make disbursements from the Account(s) only for expenditures or obligations incurred in the performance of Construction Work, Operating Work and Capital Improvements or for the investment of Construction Funds pursuant to Section 15.2 hereof.
15.6 The Engineering and Operating Committee shall establish a minimum balance for the Operating Funds so that the Operating Agent will have Operating Funds to pay for expenditures or obligations incurred by the Operating Agent pursuant to this Participation Agreement. Such minimum balance may be revised by the Engineering and Operating Committee at any time. The original minimum balance and any increase therein shall be allocated among the Participants on the basis of their respective Cost Responsibilities for Components or, when applicable, on the basis of their respective Cost Responsibilities for the Microwave System and shall be due and payable within fifteen (15) business days following billing notification of the establishment of the month shall be billed on an estimated basis on or before the first business day of each such month and payment shall be due and payable by the fifteenth day of such month, provided that adjustments for actual expenses incurred for such month shall be reflected in the bill for the month which follows the date of determination of such actual expenses.
15.7.2 Expenses described in Sections 11, 16 (to the extent that any tax or payment in lieu thereof is levied against a Participant on behalf of all Participants), 22, 23 (excluding worker’s compensation insurance) and 24 hereof shall be billed not less than ten (10) business days prior to their due date and shall be due and payable within seven (7) business days following receipt of the invoice. If such expenditures or obligations do not have a specified due date, they shall be billed within a reasonable time following the incurrence of such expenditures or obligations and shall be due and payable within seven (7) business days following receipt of the bill.

15.8 The Operating Agent shall establish the Account for Operating Funds at least thirty (30) days prior to incurring any cost for Operating Work on behalf of the Participants pursuant to this Participation Agreement. The Operating Agent shall notify the Participants in writing of the establishment of the Account for Operating Funds no later than five (5) days following its establishment.
15.9 Funds not advanced to the Project Manager or the Operating Agent on or before the due date specified in Sections 15.2, 15.6 and 15.7 hereof shall be payable with interest, if any, accrued as provided in Section 26.3 hereof.
15.10 If a Participant shall dispute any portion of any amount specified in a monthly forecast, billing or a request for funds, the disputant shall make the total payment specified in said forecast, billing or request for funds pursuant to Section 26.4 hereof.

16.	TAXES
16.1 The Participants shall use their best efforts to have any taxing or other authority levying any taxes or assessments, or payments in lieu thereof, or making any valuations for the purpose of levying any taxes or assessments or payments in lieu thereof, on the Transmission System, or any beneficial interest or rights therein, assess and levy such taxes or assessments or payments in lieu thereof directly against the ownership or beneficial interest of each Participant in the Transmission System.
16.2 All taxes or assessments or payments in lieu thereof levied against each Participant’s ownership or beneficial interest in the Transmission System, excepting those taxes or assessments or payments in lieu thereof levied against an individual Participant on behalf of any or all of the other Participants, shall be the sole responsibility of the Participant upon whose ownership or beneficial interest said taxes ·or assessments or payments in lieu thereof are levied.
16.3 If any property taxes or payments in lieu thereof or any other taxes or assessments are levied or assessed in a manner other than as specified in Section 16.1 hereof (except as otherwise provided in Section 16.5), it shall be the responsibility of the Administrative Committee to establish equitable practices and procedures for the apportionment among the Participants of such taxes and assessments or payments in lieu thereof.

16.4 No Participant who is exempt from any taxes or payments in lieu thereof assessed against any or all of the other Participants shall be obligated to make any contribution toward such taxes to the extent of the exemption.
16.5 The Participants shall reimburse the Project Manager for all taxes or assessments or payments in lieu thereof levied against the Microwave System. Such reimbursement shall be shared by the Participants in proportion to their respective Cost Responsibility for the Microwave System.

17.	NONPARTITIONMENT
17.1 Each Participant hereby waives any rights it may have to partition any Component of the Transmission System or the Project Agreements, whether by partitionment in kind or by sale and division of the proceeds, and further agrees that it will not resort to any action in law or in equity to partition such Component of the Transmission System or the Project Agreements. Each Participant waives the benefits of all laws that may now or hereafter authorize such partition for a term (i) which shall be coterminous with this Participation Agreement, or

(ii) which shall be for such lesser period as may be required under applicable law.

18.	MORTGAGE AND TRANSFER OF INTEREST
18.1 Each Participant shall have the right at any time and from time to time to mortgage, create or provide for a security interest in or convey in trust all or a part of its ownership share in the Transmission System, together with an equal interest in the Project Agreements to a trustee or trustees under deed of trust, mortgage or indenture or to a secured party or parties under a security agreement, as security for its present or future bonds or other obligations or securities, and to any successors or assigns thereof, without the need for the prior written consent of any other Participant and without such mortgagee, trustee or secured party assuming or becoming in any respect obligated to perform any of the obligations of the Participants.
18.2 Any mortgagee, trustee or secured party under present or future deeds of trust, mortgages, indentures or security agreements of any of the Participants and any successor or assignee thereof, and any receiver, referee or trustee in bankruptcy or reorganization of any of the Participants, and any successor by action of law or otherwise, and any purchaser, transferee or assignee of any thereof may, without need for the prior written consent of any other Participant, succeed to and acquire all the rights, titles and interest of such Participant in the Transmission System, the Microwave System, and the Project Agreements, and may take over possession of or foreclose upon said property, rights, titles and interests of such Participant, and in such event shall assume and be obligated fully to perform and discharge all of the obligations of such Participant hereunder and under any other Project Agreement.
18.3 Without the prior written consent of any other Participant, each Participant shall have the right to transfer or assign all or part of its interest in the ownership of the Transmission System, together with an equal interest in the Project Agreements, to any person, partnership, corporation or governmental corporation or agency engaged in the generation, transmission or distribution of Energy.
18.4 Except as otherwise provided in Sections 18.1, 18.2 and 35 hereof, any successor to the rights, titles and interests of a Participant in the Microwave System or in the

Transmission System, together with an equal interest in the Project Agreements, shall assume and agree fully to perform and discharge all of the obligations hereunder of such Participant, and such successor shall notify each of the other Participants in writing of such transfer, assignment or merger, and shall furnish to each Participant evidence of such transfer, assignment or merger and thereupon shall be considered to be a Participant in the Microwave System or in the Transmission System, together with an equal interest in the Project Agreements, and the transferring Participant shall thereupon, without the consent of any other Participant, be released from all obligations under the Project Agreements so assumed and agreed to by such successor. Provided, however, that no assignment of any interest in the Transmission System shall relieve the assigning Participant of any obligation hereunder until the assignor shall have delivered to the other Participants the written assumption and agreement of such successor to fully perform and discharge all of the obligations hereunder of the assigning Participant.
18.5 Each Participant shall have the right, without the need for the prior written consent of any other Participant, to assign its right, title and interest in the Transmission System and the Project Agreements to any entity into which such Participant may be merged or consolidated and which assumes the obligations of such Participant hereunder, but such assignment shall not relieve the Participant from said obligations.
18.6 Each Participant shall have the right at any time, and from time to time, without the need for the prior written consent of any other Participant, to assign and/or convey its right, title and interest in the Transmission System and the Project Agreements to a trustee or trustees for the purpose of enabling the Participant to finance its obligations hereunder, and such trustee or trustees shall be entitled, without the prior written consent of any other Participant, to mortgage or grant a security interest in the said assets to accomplish such financing, provided that such transfers will not relieve the Participant from any of its obligations hereunder.

19.	DESTRUCTION
19.1 Subject to Section 19.2, if any Components of the Transmission System or any facilities of the Microwave System should be damaged or destroyed, the Participants shall, unless otherwise agreed, repair or reconstruct such Components or facilities. The Participants shall share the costs of such repair or reconstruction in proportion to their Cost Responsibility for the Components so damaged or destroyed or in proportion to their Cost Responsibility for the Microwave System, whichever is applicable.
19.2 If any Components of the Transmission System should be destroyed after the retirement of Unit one, two or three of the Arizona Nuclear Power Project, the Participants shall share the costs of such repairs or reconstruction in proportion to their Cost Responsibility in the Component damaged or destroyed; provided, however, that should all of the Participants not agree to restore or reconstruct the damaged portion of the Transmission System, but some of the Participants nevertheless desire to do so, then any Participant who does not agree to restore or reconstruct shall sell its ownership interest in the Component to the remaining Participants for a price equal in amount to its Cost Responsibility of the salvage value thereof. The Participants agreeing to repair or reconstruct such Component shall contribute to the costs of such repair or reconstruction in proportion to the ratio of each Participant’s Cost Responsibility in such Component to the total sum of the Cost Responsibilities of all Participants agreeing to repair or reconstruct such Component.

20.	SEVERANCE OF IMPROVEMENTS
20.1 The Participants agree that all facilities, structures, improvements, equipment and property of whatever kind and nature constructed, placed or affixed on the rights-of-way, easements, patented and leased lands as part of or as a Capital Improvement to the Transmission System or the Microwave System as against all parties and persons whomsoever (including without limitation any party acquiring any interest in the rights-of-way, easements, patented or leased lands or any interest in or lien, claim or encumbrance against any of such facilities, structures, improvements, equipment and property of whatever kind and nature), shall be deemed to be and remain personal property of the Participant(s), not affixed to the realty.

21.	CAPITAL IMPROVEMENTS
21.1 The Participants recognize that from

time to time it may be necessary or desirable to make Capital Improvements or that Capital Improvements may be required by laws and regulations applicable to the Transmission System or the Microwave System.
21.2 If requested by a Participant, any such Capital Improvement shall be described in a supplement to this Participation Agreement executed in recordable form.
21.3 All Capital Improvements shall be included in the annual capital expenditures budget. After such budget has been approved by the Engineering and Operating Committee, each Participant shall be obligated for the costs incurred for such Capital Improvements in proportion to its Cost Responsibility in the Component to which the Capital Improvement is made or in proportion to its Cost Responsibility for the Microwave System, where applicable.
21.4 At any time the Engineering and Operating Committee may authorize Capital Improvements not included in the annual capital expenditures budget if any such Capital Improvement is required to comply with any lawful order, rule or regulation of a state, federal, or local regulatory agency or if the cost of any such Capital Improvement is less than $50,000. All other Capital Improvements not included in the annual capital expenditures budget may only be authorized by the Administrative Committee.
21.5 The Operating Agent shall submit to the Participants a forecast of cash requirements for each authorized Capital Improvement. Such forecast shall set forth such cash requirements (i) for each quarterly period commencing on the first day of January, April, July and October in which costs for such Capital Improvement shall become due, and (ii) for each month of the first two quarterly periods immediately following the issuance of such forecast. Such forecast shall be revised and furnished to each Participant every three (3) months thereafter until completion of the Capital Improvement.
21.6 The Operating Agent shall be responsible for the design and construction of all Capital Improvements unless otherwise agreed by the Administrative Commitee.
21.7 The costs of Capital Improvements shall include but not be limited to:
21.7.1 All costs, including time off allowance, incurred by the Operating Agent (other than allowance for funds used during construction) which conform to the provisions of Electric Plant Instruction 3 of the FERC System of Accounts entitled, “Components of Construction Cost.” These costs shall not include any taxes shared by the Participants pursuant to Section 16 hereof. However, such charges shall include costs of any injuries or damages arising out of and occurring during the course of construction of Capital Improvements and the cost of any additional insurance which the Operating Agent deems necessary to protect the interests of the Participants during the effectuation of such Capital Improvements prior to the time the coverage provided in Section 22 hereof becomes applicable thereto.
21.7.2 All other applicable overhead costs incurred by the Operating Agent which conform to the provisions of Electric Plant Instruction 4 of the FERC System of Accounts entitled “Overhead Construction Costs.”
21.7.3 If any Capital Improvements are made by the Operating Agent’s employees, the labor loading charges shall be determined by multiplying the sum of the

Operating Agent’s labor charges included in Section 21.7.1 hereof by the “Payroll Tax Ratio,” the “Worker’s Compensation Ratio” and the “Benefits Ratio” determined pursuant to Appendix F, H and G, respectively hereto. Estimated ratios shall be used and year-end adjustments shall be made in a manner similar to that described in Sections E.2 and E.3 of Appendix E hereto.
21.7.4 If any Capital Improvements are made by the Operating Agent’s employees, the amount of the Operating Agent’s administrative and general expenses allocable to such Capital Improvements shall be determined by multiplying the sum of the Operating Agent’s labor charges included in Section 21.7.1 hereof by a decimal fraction hereinafter referred to as the “Capital Improvements A&G Ratio” as determined pursuant to Appendix J hereto. Estimated ratios shall be used and year-end adjustments shall be made in a manner similar to that described in Sections E.2 and E.3 of Appendix E hereto.
21.8 If any Capital Improvements are made by a contractor, the amount of the Operating

Agent’s administrative and general expenses allocable to such Capital Improvements shall be determined by multiplying the total work order cost thereof by one percent (1.00%). As used herein, “total work order cost” does not include the costs of injuries and damages, claims, taxes, other than sales and use taxes, and interest incurred by the Operating Agent or any other of the Operating Agent’s noncontracted costs during the construction of Capital Improvements; however, costs of administration of the injuries and damages program are included.
21.9 Units of Property retired from service, whether considered original construction or Capital Improvements, shall be disposed of by the Operating Agent on the best available terms as soon as practicable, and the proceeds, if any, received therefrom shall be credited or distributed to the Participants in proportion to their Cost Responsibility in the Component of which the Units of Property retired from service are a part.

22.	PROJECT INSURANCE
22.1 Unless otherwise specified by the Administrative Committee, during the performance of Construction Work, the Project Manager shall,

subject to the provisions hereof, procure and maintain in force, or cause to be procured and maintained in force, so as to be effective not later than the date on which the Project Manager shall first incur a risk of loss, damage or liability, Construction Insurance for the following casualty, property, and surety exposures.
22.1.1 Casualty Exposures
22.1.1.1 Comprehensive bodily injury, and property damage insurance, in an amount not less than $10 million. Policy extensions shall include coverage for:

1.	Personal Injury

2.	Explosion, Collapse and Underground (X.C.U.)

3.	Broad Form Property Damage

4.	Employees as Additional Insureds

5.	Blanket Contractual Liability

6.	Owners and Contractors Protective Liability

7.	Products and/or Completed Operations

8.	Liability arising out of the ownership, maintenance or use of all vehicles, owned, non-owned, or hired.
22.1.1.2 The Project Manager shall evaluate the feasibility of obtaining (1) Architects and Engineers Errors and Omissions Coverage for any outside contractor, if applicable and (2) Incidental Malpractice and Errors and Omissions Coverage if the contractor is one of the Participants, and shall promptly make a recommendation regarding the necessity of such insurance coverage to the Administrative Committee.
22.1.1.3 Aircraft Liability Coverage for aircraft, owned, non-owned or hired, in an amount not less than $10 million, if applicable.
22.1.1.4 The standard form of worker’s compensation and employers’ liability insurance, covering officers and employees of the Project Manager, and any persons engaged in the performance of the Construction Work. The worker’s compensation policy will include coverage for the states where the workers are hired, the state of principal operation of the contractor, and Arizona. Such coverage will be in the form of an insurance policy or a qualified self-insured program.
22.1.2 Property Exposures
22.1.2.1 The standard form of All Risk Builders Risk Insurance, including the transportation hazard. Such insurance shall afford coverage from the time that Construction Work is commenced or material and equipment are at risk to the Participants, until such date as the coverages of such risk are provided by the Project Insurance required to be obtained pursuant to Section 22.2 hereof.
22.1.2.2 The standard form of All Risk Contractors Equipment Floater Insurance covering owned, non-owned and leased equipment used in connection with the performance of Construction Work for such equipment at risk to the Participants.
22.1.3 Surety Exposures
The standard form of Employees

Dishonesty Bond covering loss of property of the Transmission System or the Microwave System or funds of the Participants due to the dishonest or fraudulent acts committed by an officer or employee of the Project Manager and any Participant or contractor who is engaged in the Construction Work.
22.2 Unless otherwise specified by the Administrative Committee, during the performance of Operating Work or Capital Improvements, the Operating Agent shall procure and maintain in force, or cause to be procured and maintained in force, so as to be effective not later than the date on which the Operating Agent shall first incur a risk of loss, damage or liability, Operating Insurance for the following casualty, property, and surety exposures.
22.2.1 Casualty Exposures
22.2.1.1 Comprehensive bodily injury, and property damage insurance, in an amount not less than $10 million. Policy extensions shall include coverage for:

1.	Personal Injury

2.	Explosion, Collapse and Underground (X.C.U.)

3.	Broad Form Property Damage

4.	Employees as Additional Insureds

5.	Blanket Contractual Liability

6.	Owners and Contractors Protective Liability

7.	Products and/or Completed Operations

8.	Liability arising out of the ownership, maintenance or use of all vehicles, owned, non-owned, or hired.
22.2.1.2 The Operating Agent shall evaluate the feasibility of obtaining (1) Architects and Engineers Errors and Omissions Coverage for any outside contractor, if applicable and (2) Incidental Malpractice and Errors and Omissions Coverage if the contractor is one of the Participants, and shall promptly make a recommendation regarding the necessity of such insurance coverage to the Administrative Committee.

22.2.1.3 Aircraft Liability Coverage for aircraft, owned, non-owned or hired in an amount not less than $10 million, if applicable.
22.2.1.4 The standard form of worker’s compensation and employers’ liability insurance, covering officers and employees of the Operating Agent, and any persons engaged in the performance of Operating Work or Capital Improvements. The worker’s compensation policy will include coverage for the states where the workers are hired, the state of principal operation of the contractor, and Arizona. Such coverage will be in the form of an insurance policy or a qualified self-insured program.
22.2.2 Property Exposures
22.2.2.1 Property insurance providing coverage against fire, extended coverage, vandalism and malicious mischief, electrical apparatus assumption as provided by the standard Insurance Services Office property forms. Such insurance shall not be required on the transmission lines as defined in Section 4.40 (i) and (ii). Except as otherwise authorized herein or directed by the Administrative Committee, such insurance shall be maintained in an amount not less than 90% of either the actual cash value or replacement cost, as the Administrative Committee shall direct or in the absence of any such direction as the Project Manager or the Operating Agent may in its sole discretion determine, of the insurable property of the Transmission System or the Microwave System as determined from time to time by independent qualified appraisers selected by the Project Manager prior to completion of Construction Work, or the Operating Agent thereafter.
22.2.2.2 In the event any Capital Improvements are undertaken, the Operating Agent shall procure and maintain, or cause to be procured and maintained, Construction Insurance providing coverage for risks described in Sections 22.1.1, 22.1.2 and 22.1.3 hereof in respect to the construction of such Capital Improvements.
22.2.3 Surety Exposures
The standard form of Employees Dishonesty Bond covering loss of property of the Transmission System or Microwave System or funds of the Participants due to the dishonest or fraudulent acts committed by an officer or employee of the Operating Agent and any Participant or contractor who is engaged in Operating Work or making Capital Improvements.

23.	GENERAL PROVISIONS AFFECTING PROJECT INSURANCE
Except as otherwise directed by the Administrative Committee, the following provisions shall apply to the Project Insurance obtained by the Project Manager or Operating Agent in compliance with Section 22 hereof.
23.1 Except for Project Insurance described in Sections 22.1.1.4, 22.1.2.2, 22.1.3, 22.2.1.4 and 22.2.3 hereof, each Participant shall be named an additional insured, individually and jointly with the other Participants, on all policies of Project Insurance, and the policies of Project Insurance referred to in Sections 22.1.1 and 22.2.1 hereof shall carry cross-liability endorsements.
23.2 Such insurance coverages as required under Section 22 hereof shall be written with deductibles and limits as approved by the Administrative Committee. The Administrative Committee may, at any time, increase the policy(ies) limits, eliminate coverage(s) or require additional policies not previously specified, and shall determine appropriate deductibles, retentions and other special terms and conditions of Project Insurance.
23.3 Any deductibles shall be apportioned among the Participants on the basis set forth in Section 24.3 hereof, except that deductibles under any worker’s compensation insurance carried for officers and employees of the Project Manager and Operating Agent shall be apportioned in the manner specified in Appendix E hereto.
23.4 Project Insurance policies shall be primary insurance for all purposes and shall be so endorsed. Any other insurance carried by a Participant individually shall not participate with Project Insurance as to any loss or claim for which valid and collectible Project Insurance shall apply. Such other insurance shall apply solely as to the individual interest of the Participant carrying such other insurance; provided, however, that each Participant shall accept any reasonably restrictive endorsement to its separate insurance policies as may be required by an insurer as a condition precedent to the issuance of a policy of Project Insurance.
23.5 At the direction of the Project Manager or Operating Agent, any party furnishing services, materials, parts or equipment in connection with the planning, design, engineering, construction, maintenance, operation or use of property of the Transmission System or the Microwave System may be named as an insured as its interest may appear in any of the Project Insurance policies, and either the Project Manager or the Operating Agent may waive on behalf of each Participant its right of recovery against any such party for insured loss for damage to any property covered by Project Insurance as required in Sections 22 and 23 hereof, provided that no such waiver shall impair the right to recover any sums otherwise payable to any Participant under the Project Insurance.

23.6 The Project Manager and Operating Agent respectively shall furnish the other Participants with a certified copy of each of the policy forms of Project Insurance, together with a line sheet therefor (and any subsequent amendments) naming the insurers and underwriters and the extent of their participation.
23.7 Each of the Project Insurance policies shall be endorsed so as to provide that the Participants and additional named insureds pursuant to Section 23.5 hereof shall be given the same advance notice of cancellation or material change as that required to be given to the Project Manager or Operating Agent.
23.8 In the event the Administrative Committee is unable to agree upon any matters relating to Project Insurance not governed by Sections 22 and 23 hereof, the Project Manager or Operating Agent, pending the resolution of such disagreement, shall procure or cause to be procured, such policies of Project Insurance as in its best judgment are necessary and required to protect the Participants against the insurable risks more particularly set forth in Section 22 hereof. During any period of negotiations with an insurer, or other negotiations which are pending at the expiration of the period of coverage of a Project Insurance policy, or in the event a Project Insurance policy is cancelled, the Project Manager and Operating Agent shall renew or bind policies as an emergency measure or may procure policies of insurance which are identical to those which were cancelled, or may, to the extent possible, secure replacement policies which will provide substantially the same coverage as the policy expiring or cancelled.
23.9 Each Participant shall have the right to have any mortgagee, trustee or secured party named on all or any of the Project Insurance policies as loss payee or additional insured as its interest may appear, by notice to the Project Manager or Operating Agent given in writing not less than ninety (90) days prior to the procurement or renewal of the Project insurance policy(ies), which such notice shall specify the name or names of such mortgagee, trustee or secured party and such additional information as may be necessary or required to permit it to be included on the policy(ies) of Project Insurance.
23.10 Unless otherwise directed by the Administrative Committee, the Project Manager and

Operating Agent shall obtain Project Insurance from such insurers or underwriters, including stock companies, mutuals and pools or groups of insurers or underwriters, as either of them in its sole discretion may select, provided that any policy which obligates any Participant to pay any assessment shall not be obtained unless such Participant has agreed in writing to undertake such obligation.
23.11 Any refunds of premiums or dividends received by the Project Manager or Operating Agent on any Project Insurance shall be allocated among the Participants in proportion to their Cost Responsibility in the affected Component or, where applicable, in proportion to their Cost Responsibility for the Microwave System, at the time of receipt thereof, provided that any reserve premium refunds received under any policy with a retrospective rating plan shall be allocated among the Participants at the time of payment of the reserve premium in proportion to their Cost Responsibility in the Components or where applicable, in proportion to their Cost Responsibility for the Microwave System at such time.

23.12 Nothing herein shall prohibit the Project Manager or Operating Agent from combining the coverage required by this Participation Agreement with coverage outside the scope of that required by this Participation Agreement. If the Project Manager or Operating Agent does so combine coverages, the Administrative Committee shall determine the portion of the total premium cost which is allocable to Construction Insurance or Operating Insurance. If the Administrative Committee is unable to determine such allocation, the Project Manager or Operating Agent, as the case may be, may make an estimated allocation and bill the Participants on the basis thereof, with adjustment to be made when the dispute is resolved.
23.13 Except as provided in Section 23.9 hereof, if any Participant desires changes in any policy of Project Insurance, such Participant shall request in writing to the Project Manager or Operating Agent, as the case may be, to have the desired changes made. Upon receipt of any such request the Project Manager or Operating Agent shall promptly determine whether or not the desired change can be made and the effect thereof upon the coverage afforded each other Participant and upon insurance premiums. If the Project Manager or Operating Agent determines that the desired changes (i) can be made, (ii) will not reduce the coverage otherwise afforded to any Participant, and (iii) will not result in any increase in premium expense or if an increase in premium expense will result and the requesting Participant agrees in writing to pay such increase, then the Project Manager or Operating Agent shall cause such desired changes to be made at the earliest feasible time. If the Project Manager or Operating Agent determines that the desired changes can be made but to do so (i) will result in a reduction in coverage otherwise afforded to any Participant, or (ii) will result in an increase in premium expense shared by the Participants, such request shall be referred to the Adminstrative Committee for resolution.

24.	LIABILITY
24.1 Except for any judgment debt for damage resulting from Willful Action and except to the extent any judgment debt is collectible from valid Project Insurance, each Participant hereby extends to all other Participants, and their respective directors, officers, agents and employees its covenant not to execute on any judgment obtained against such other Participants for direct, indirect or consequential loss, damage, cost, charge or expense, whether or not resulting from the negligence of a Participant, its directors, officers, agents, employees or any other person or entity whose negligence would be imputed to such Participant, arising from physical damage to its property, which results from the performance or non-performance of the obligations of a Participant under the Project Agreements.
24.2 In the event any insurer providing Project Insurance refuses to pay any judgment obtained by a Participant against another Participant, or any of its directors, officers or employees, on account of liability referred to in Section 24.1 hereof, the Participant or any of its directors, officers or employees against whom the judgment is obtained shall, at the request of the Participant obtaining the judgment and in consideration for the covenant given in Section 24.1 hereof, execute such documents as may be necessary to effect an assignment of its or their contractual rights against the non-paying insurer.

24.3 Except for Work Liability resulting from Willful Action and except as provided in Section 24.5 hereof, the costs and expenses of discharging all Work Liability imposed upon one or more of the Participants, for which payment is not made by Project Insurance, shall be allocated among the Participants in proportion to their Cost Responsibility in the Components involved in the operative facts which give rise to the Work Liability or in proportion to their Cost Responsibility for the Microwave System if such operative facts are associated with the Microwave System. However, if the proximate cause of such liability cannot be determined or is not related to any particular Component, then such costs and expenses shall be allocated among the Participants in proportion to their composite Cost Responsibility in the Transmission System as shown in Appendix B hereto.
24.4 Each Participant shall be responsible for the consequences of its own Willful Action and shall indemnify and hold harmless the other Participants from consequences thereof to the extent that such consequences are not covered by valid and collectible Project Insurance.

24.5 Except for liability resulting from Willful Action, any Participant whose electric customer shall have a claim or bring an action against any other Participant for any death, injury, loss or damage arising out of or in connection with interruptions to or curtailment of electric service to such customer caused by the operation or failure of operation of the Transmission System or any portion thereof shall indemnify and hold harmless such other Participant, its directors, officers and employees, from and against any liability for such death, injury, loss or damage.
24.6 The provisions of this Section 24 shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of valid and collectible Project Insurance policies.
24.7 In the event that the parties to the ANPP Participation Agreement amend Section 21 (LIABILITY) of that Agreement during the term hereof, then the Participants to this Agreement agree to negotiate in good faith to consider analogous language to replace or supplement the provisions of this Section 24. Provided, however, that it is understood the Participants' respective levels of authority and the monetary risks associated with Willful Action may differ between the ANPP Participation Agreement and this Agreement.

25.	AUTHORIZATIONS AND APPROVALS
25.1 The Project Manager shall be responsible for obtaining all licenses, permits and authorizations requisite to construct facilities of the Microwave System and each Component of the Transmission System and any portions thereof and, in coordination with the Operating Agent, for obtaining all licenses, permits and authorizations requisite to operate and maintain such facility of the Microwave System and such Component of the Transmission System prior to the completion of Construction Work. The Project Manager is authorized to submit and prosecute on behalf of each Participant any applications therefor, including the preparation and submission of any supplementary or supporting documentation or other evidence and appearing at any hearing. The Project Manager shall furnish each Participant with copies of all documents submitted as much in advance of the filing or submission date as may be reasonably possible without incurring a delay or risk of delay of the completion of Construction Work of any Component of the Transmission System or facility of the Microwave System and shall otherwise keep each Participant informed of the status of all applications. Each Participant shall cooperate with the Project Manager in the preparation, submission and execution of such information, records, statements or other material required to obtain any such licenses, permits or authorizations or any changes thereto.
25.2 The Operating Agent shall be responsible for obtaining and continuing in effect all licenses, permits and authorizations requisite to operate and maintain each Component of the Transmission System and facility of the Microwave System, and to construct or install any Capital Improvements. The Operating Agent is authorized on behalf of each Participant to submit and prosecute any applications therefor, including the preparation and submission of any supplementary or supporting documentation or other evidence and appearance at any hearing. The Operating Agent shall furnish each Participant with copies of all documents submitted and all licenses, permits and authorizations received and shall otherwise keep each Participant informed of the status of all licenses, permits and authorizations in effect and any pending or proposed applications therefor or for changes thereto. Each Participant shall cooperate with the Operating Agent in the preparation, submission and execution of such information, records, statements or other material required to obtain and continue in effect any such licenses, permits or authorizations and any changes thereto.
25.3 Except as provided in Sections 25.1 and 25.2 hereof, each Participant shall be responsible for obtaining, at its own expense, its required authorizations and approvals, if any, relating to its participation in the construction or reconstruction and operation of the Transmission System and the Microwave System and to its performance of the provisions of the Project Agreements, from federal, state or local regulatory authorities having jurisdiction to issue such authorizations and approvals, and each Participant shall keep the Project Manager and Operating Agent informed of its applications therefor.

26.	DEFAULTS AND COVENANTS REGARDING OTHER AGREEMENTS
26.1 Each Participant hereby agrees that it shall pay all monies and carry out all other duties and obligations agreed to be paid and/or performed by it pursuant to all of the terms and conditions set forth and contained in the Project Agreements, and a default by any Participant in the covenants and obligations to be kept and performed pursuant to the terms and conditions set forth and contained in any of the Project Agreements shall be an act of default under this Participation Agreement.
26.2 In the event of a default by any Participant in any of the terms and conditions of the Project Agreements, then, within ten (10) days after written notice has been given by any non-defaulting Participant to all other Participants of the existence and nature of the default, the non-defaulting Participants shall remedy such default either by advancing the necessary funds and/or commencing to render the necessary performance, with each non-defaulting Participant contributing to such remedy in the ratio of its Cost Responsibility in the Components or where applicable, in the Microwave System, to the total of the Cost Responsibilities in the Components, or, where applicable, in the Microwave System, of all non-defaulting Participants.
26.3 In the event of a default by any Participant in any of the terms and conditions of the Project Agreements and the giving of notice as provided in Section 26.2 hereof, the defaulting Participant shall take all steps necessary to cure such default as promptly and completely as possible and shall pay promptly upon demand to each non-defaulting Participant the total amount of money and/or the reasonable equivalent in money of non-monetary performance, if any, paid and/or made by such non-defaulting Participant in order to cure any default by the defaulting Participant, together with interest on such money and/or the costs of non-monetary performance at the rate of ten percent (10%) per annum, or the maximum rate of interest legally chargeable, whichever is the lesser, from the date of the expenditure of such money and/or the date of completion of such non-monetary performance by each such non-defaulting Participant to the date of such reimbursement by the defaulting Participant, or such greater amount as may be otherwise provided in the

Project Agreements.
26.4 In the event that any Participant shall dispute the existence or nature of a default asserted in a notice given pursuant to Section 26.2 hereof, then such Participant shall pay the disputed payment or perform the disputed obligation but may do so under protest. The protest shall be in writing, shall precede or accompany the disputed payment or precede the performance of the disputed obligation and shall specify the reasons upon which the protest is based. Copies of such protest shall be mailed by such Participant to all other Participants. Payments not made under protest shall be deemed to be correct, except to the extent that periodic or annual audits may reveal over or under payments by Participants, necessitating adjustments. In the event it is determined by arbitration, pursuant to the provisions of this Participation Agreement or otherwise, that a protesting Participant is entitled to a refund of all or any portion of a disputed payment or payments or is entitled to the reasonable equivalent in money of non-monetary performance of a disputed obligation theretofore made, then, upon such determination, the non-protesting

Participants shall pay such amount to the protesting Participant, together with interest thereon at the rate of six percent (6%) per annum from the date of payment or from the date of completion of performance of a disputed obligation to the date of reimbursement. Reimbursement of the amount so paid shall be made by the non-protesting Participants in the ratio of their respective Cost Responsibilities in the Components or, where applicable, in the Microwave System, to the total of the Cost Responsibilities in the Components, or, where applicable, in the Microwave System, of all non-protesting Participants.
26.5 Unless otherwise determined by a board of arbitrators, in the event a default by any Participant in the payment or performance of any obligation under the Project Agreements shall continue for a period of six (6) months or more without having been cured by the defaulting Participant or without such Participant having commenced or continued action in good faith to cure such default, or in the event the question of whether an act of default exists becomes the subject of an arbitration pursuant to Section 27 hereof, and such act continues for a period of six (6) months following a final determination by a board of arbitrators or otherwise that an act of default exists and the defaulting Participant has failed to cure such default or to commence such action during said six (6) month period, then, at any time thereafter and while said default is continuing, all of the non-defaulting Participants, by written notice to all Participants, may suspend the right of the defaulting Participant (i) to be represented on and participate in the actions of all committees, and (ii) to use all or any part of its proportionate share of rights in the Transmission System in which event:
26.5.1 During the period that such suspension is in effect, the non-defaulting Participants (i) shall bear all of the operation and maintenance costs, insurance costs and other expenses, otherwise payable by the defaulting Participant under the Project Agreements, and (ii) shall be entitled to schedule and receive for their respective accounts the transmission rights of the defaulting Participant for all Components in the ratio of their respective Cost Responsibilities in the Components to the total of the Cost Responsibilities in the Components of all non-defaulting Participants.
26.5.2 A defaulting Participant shall be liable to the non-defaulting Participants for all costs incurred by such non-defaulting Participants pursuant to Section 26.5.1 hereof plus interest as provided in Section 26.3 hereof. The proceeds paid by any defaulting Participant to remedy any such default shall be distributed to the non-defaulting Participants in proportion to the cost actually paid by the non-defaulting Participants to remedy the default involved herein.
26.5.3 The suspension of any defaulting Participant shall be terminated and its full rights hereunder restored when all of its defaults have been cured and all costs incurred by non-defaulting Participants pursuant to Section 26.5.1 plus interest as provided in Section 26.3 hereof have been paid by the defaulting Participant or other arrangements suitable to all non-defaulting Participants have been made.
26.6 In addition to the remedies provided

in Section 26.5 hereof the non-defaulting Participants may, in submitting a dispute to arbitration in accordance with the provisions of Section 27 hereof, request that the board of arbitrators determine what additional remedies may be reasonably necessary or required under the circumstances which gave rise to the dispute. The board of arbitrators may determine what remedies are necessary or required in the premises, including but not limited to the conditions under which the Transmission System may be operated economically and efficiently during periods when the defaulting Participant's right to receive its proportionate share of the transmission rights is suspended.
26.7 The rights and remedies of the Participants set forth in this Participation Agreement shall be in addition to the rights and remedies of the Participants set forth in any other of the Project Agreements.

27.	ARBITRATION
27.1 If a dispute between any of the Participants should arise under the Project Agreements, any Participant(s) may call for submission of the dispute to arbitration which shall be binding upon all of the other

Participants.

27.2 The Participant(s) calling for arbitration shall give written notice to all other Participants, setting forth in such notice in adequate detail the nature of the dispute including the specific issues to be resolved by arbitration, the amount or amounts, if any, involved in such dispute, and the remedy sought by such arbitration proceedings and, within twenty (20) days from receipt of such notice, any other Participant(s) involved may, by written response to the first Participant(s) and all other Participants, submit its or their own statement of the matter at issue and set forth in adequate detail additional related matters or issues to be arbitrated. Thereafter, the Participant(s) first submitting its or their notice of the matter at issue shall have ten (10) days in which to submit a written rebuttal statement, copies of which shall be given to all other Participants.
27.3 Within forty (40) days following delivery of the written notice by a Participant calling for arbitration pursuant to Section 27.2 hereof, the Participants, acting through their representatives on the Administrative Committee, shall meet for the purpose of selecting arbitrators. Each Participant or group of Participants representing one side of the dispute shall designate an arbitrator. The arbitrators so selected shall meet within twenty (20) days following their selection and shall select additional arbitrators, the number of which shall be one (1) less than the total number of arbitrators selected by the Participants. If the arbitrators selected by the Participants, as herein provided, shall fail to select such additional arbitrator(s) within said twenty (20) day period, then the arbitrators shall request from the American Arbitration Association (or a similar organization if the American Arbitration Association should not at the time exist) a list of arbitrators who are qualified and eligible to serve as hereinafter provided. The arbitrators selected by the Participants shall take turns striking names from the list of arbitrators furnished by the American Arbitration Associaiton, and the last name(s) remaining on said list shall be the additional arbitrator(s). All arbitrators shall be persons skilled and experienced in the field which gives rise to the dispute, and no person shall be eligible for appointment as an arbitrator who is an officer or employee of any of the parties to the dispute or is otherwise interested in the matter to be arbitrated.
27.4 Except as otherwise provided in this Section 27, the arbitration shall be governed by the rules and practice of the American Arbitration Association (or the rules and practice of a similar organization if the American Arbitration Association should not at that time exist) from time to time in force, except that if such rules and practice, as modified herein, shall conflict with state or federal law, as the case may be, then in force which are specifically applicable to such arbitration proceedings, such law shall govern.
27.5 Included in the issues which may be submitted to arbitration pursuant to this Section 27 is the issue of whether the right to arbitrate a particular dispute is permitted under the Project Agreements.
27.6 The arbitrators shall hear evidence submitted by the respective Participants and may call for additional information, which additional information shall be furnished by the Participant(s) having such information. The decision of a majority of the arbitrators shall be binding upon all the Participants.
27.7 The award of the arbitrators shall contain findings with respect to the issues involved in the dispute and relative to the materiality of the default, the period of time within which the defaulting party must remedy the default or commence remedial action, and the remedies which may be exercised by the non defaulting Participants in the event the default is not remedied within such period of time.
27.8 This agreement to arbitrate shall be specifically enforceable, and the award and findings of the arbitrators shall be final and binding upon the Participants to the extent permitted by applicable law. Any award may be filed with the clerk of any court having jurisdiction over the Participants, or any of them, against whom the award is rendered and, upon such filing, such award, to the extent permitted by the laws of the jurisdiction in which said award is filed, shall be specifically enforceable or shall form the basis of a declaratory judment or other similar relief.
27.9 The fees and expenses of the arbitrators shall be shared by the Participants equally, unless the decision of the arbitrators shall specify some other apportionment of such fees and expenses. All other expenses and costs of the arbitration shall be borne by the Participant incurring the same.
27.10 In the event that any Participant shall attempt to carry out the provisions herein set forth in regard to arbitration, and such Participant shall not be able to obtain a valid and enforceable arbitration decree, such Participant shall be entitled to seek legal remedies in the courts having jurisdiction in the premises, and the provisions of the Project Agreements referring to decisions of a board of arbitration, to the extent allowable by law, shall be then deemed applicable to final decisions of such courts.

28.	ACTIONS PENDING RESOLUTION OF DISPUTES
28.1 If a dispute should arise which is not resolved by the Administrative Committee or the higher authorities within the Participants' organizations, then, pending the resolution of the dispute by arbitration or judicial proceedings, the Project Manager or Operating Agent shall proceed with Construction Work, Operating Work or Capital Improvements in a

manner consistent with the Project Agreements and generally accepted practice in the electric utility industry, and the Participants shall advance the funds required to perform such Construction Work, Operating Work or Capital Improvements in accordance with the applicable provisions of the Project Agreements. The resolution of any dispute involving the failure of the Administrative Committee to reach agreement upon matters involving future expenditures shall have prospective application from the date of final determination, and the amounts advanced by the Participants pursuant to this Section 28 during the pendency of such dispute shall not be subject to refund except upon a final determination that the expenditures were not made in a manner consistent with the Project Agreements and generally accepted practice in the electric utility industry.

29.	REMOVAL OF PROJECT MANAGER OR OPERATING AGENT
29.1 The Project Manager and Operating Agent shall serve during the term of and pursuant to this Participation Agreement unless either one resigns by giving written notice to the Participants at least one (1) year in advance of the date of resignation or until receipt by either one of notice of its removal following a determination that it is in default of this Participation Agreement as provided in Section 29.2.2 hereof. Upon the effective date of such resignation or removal, the Participants shall designate a new Project Manager or Operating Agent by written agreement.
29.2 The following provisions shall apply solely in regard to violations or allegations of violations of this Participation Agreement by the Project Manager or the Operating Agent of a Component or Components of the Transmission System on the basis of which removal of either one is sought:
29.2.1 In the event any Participant shall be of the opinion that an action taken or not taken by the Project Manager or Operating Agent consititutes a violation of this Participation Agreement, it may give written notice thereof to the Project Manager or the Operating Agent as the case may be and the other Participants, together with a statement of the reasons for its opinion. Thereupon, the Project Manager or the Operating Agent may prepare a statement of the reasons justifying its action or failure to take action. If agreement in settling the dispute is not reached between the Project Manager or the Operating Agent and the Participant which gave such notice, then the matter shall be submitted to arbitration in the manner provided in Section 27 hereof. During the continuance of the arbitration proceedings, the Project Manager or the Operating Agent may continue such action taken or not taken in the manner it deems most advisable and consistent with this Participation Agreement.
29.2.2 If it is determined by arbitration that the Project Manager or the Operating Agent is violating this Participation Agreement, then it shall act with due diligence to end such violation and shall, within six (6) months or within such lesser time following the determination as may be prescribed in the determination, take action or commence action in good faith to terminate such violation. In the event that the Project Manager or the Operating Agent has failed either to correct, or to commence action to correct, the violation within such allowed period (which itself may be a subject of dispute for determination as above provided) it shall be deemed to be in default under this Participation Agreement and shall be subject to removal upon receipt of notice, executed by all the other Participants, in accordance with Section 29.1 hereof.
29.2.3 The provisions of Section 26 hereof shall not apply to disputes as to whether or not an action or non-action of the Project Manager or the Operating Agent, in its capacity as such, is a violation or a default under this Participation Agreement.

30.	RELATIONSHIP OF PARTICIPANTS
30.1 The covenants, obligations and liabilities of the Participants are intended to be several and not joint or collective and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to any one or more of the Participants. Each Participant shall be individually responsible for its own covenants, obligations and liabilities as herein provided. No Participant or group of Participants shall be under the control of or shall be deemed to control any other Participant or the Participants as a group. No Participant shall be the agent of or have a right or power to bind any other Participant without its express written consent, except as expressly provided in this Participation Agreement or other Project Agreements.
30.2 The Participants hereby elect to be excluded from the application of Subchapter “K” of Chapter 1 of Subtitle “A” of the Internal Revenue Code of 1954, or such portion or portions thereof as may be permitted or authorized by the Secretary of the Treasury or his delegate insofar as such Subchapter, or any portion or portions thereof, may be applicable to the Participants under the Project Agreements.

31.	FEES
31.1 Except for Construction Work performed by the Project Manager on a fixed cost basis as provided for in Section 8.10 hereof, the Project Manager or Operating Agent shall not receive any fee or profit for performance of its obligations pursuant to this Participation Agreement.

32.	ENVIRONMENTAL PROTECTION
32.1 The Participants will design,

construct, operate and maintain the Transmission System in a manner consistent with the Participants’ objective of complying fully with applicable federal, state and local laws, orders, regulations, rules and standards relating to environmental protection.

33.	UNCONTROLLABLE FORCES
33.1 No Participant shall be considered to be in default in the performance of any of its obligations under the Project Agreements (other than obligations of said Participant to pay costs and expenses) when a failure of performance shall be due to an uncontrollable force. The term “uncontrollable force” shall mean any cause beyond the control of the Participant affected, including but not restricted to failure of or threat of failure of facilities, flood, earthquake, tornado, volcanic eruption, storm, fire, lightning, epidemic, war, riot, civil disturbance or disobedience, labor dispute, labor or material shortage, sabotage, restraint by court order or public authority and action or non-action by or failure to obtain the necessary authorizations or approvals from any governmental agency or authority, which by exercise of due diligence such Participant could not reasonably have been expected to avoid, and which by exercise of due diligence, it shall be unable to overcome. Nothing contained herein shall be construed so as to require a Participant to settle any strike or labor dispute in which it may be involved. Any Participant rendered unable to fulfill any of its obligations under the Project Agreements by reason of an uncontrollable force shall give prompt written notice of such fact to the other Participants and shall exercise due diligence to remove such inability with all reasonable dispatch. The term “Participant” as used in this Section 33 shall include the Project Manager and Operating Agent in their capacities as such.

34.	GOVERNING LAW
34.1 This Agreement shall be governed by and construed and enforceable in accordance with the laws of the State of Arizona.

35.	BINDING OBLIGATIONS
35.1 All of the respective covenants and obligations of each of the Participants set forth and contained in the Project Agreements shall bind and shall be and become the respective covenants and obligations of:

35.1.1 Each such Participant;
35.1.2 All mortgagees, trustees, and secured parties under all present and future mortgages, indentures and deeds of trust, and security agreements which are or may become a lien upon any of the interests of such Participant in the Transmission System or the Microwave System; provided however, that such covenants and obligations shall become binding upon such parties only at the time of taking possession;
35.1.3 All receivers, assignees for the benefit of creditors, bankruptcy trustees and referees of such Participant;
35.1.4 All other persons, firms, partnerships or corporations claiming through or under any of the foregoing; and
35.1.5 Any successors or assigns of any of those mentioned in Sections 35.1.1 through 35.1.4 hereof, and shall be covenants and obligations running with such Participant’s respective rights, titles and interests in the Transmission System or the Microwave System and in, to and under the Project Agreements, and shall be for the benefit of the respective rights, titles and interests of the

Participants and their respective successors and assigns, in and to the Transmission System or the Microwave System. It is the specific intention of this provision that all such covenants and obligations shall be binding upon any party which acquires any of the rights, titles and interests of any such Participant in the Transmission System or the Microwave System or in, to and under the Project Agreements and that all of the above-described persons and groups shall be obligated to use such Participant’s rights, titles and interests in the Transmission System or the Microwave System and/or in, to or under the Project Agreements for the purpose of discharging its covenants and obligations under the Project Agreements; except that in the case of partial assignment, the assignee shall only be required to share in the cost of fulfilling the covenants and obligations of the assigning Participant in, to and under the Project Agreements to an extent proportionate or attributable to such assignment.

36.	NONDEDICATION OF FACILITIES
36.1 The Participants do not intend to dedicate and nothing in this Participation Agreement or the Project Agreements shall be construed as constituting a dedication by any Participant of its properties or facilities, or any part thereof, to any other Participant or to the customers of any Participant.

37.	GENERAL PROVISIONS GOVERNING PROJECT AGREEMENTS
37.1 The Participants agree to negotiate in good faith and to proceed with diligence to obtain all of the Project Agreements among the Participants and between the Participants and other entities.
37.2 It is acknowledged by the Participants that one or more of the Project Agreements may contain provisions which are in conflict with or contrary to the terms of this Participation Agreement, and any such provision in a Project Agreement executed subsequent to the execution of this Participation Agreement and agreed to by the Participants shall be deemed to supersede, amend or modify any conflicting or contrary provision herein. The mutual agreement of the Participants to supersede, amend or modify the terms hereof shall constitute the legal consideration to support such change in the legal rights and obligations of the Participants.
37.3 Each Participant agrees, upon request by the other Participants, to make, execute and deliver any and all documents reasonably required to implement this Participation Agreement and the Project Agreements.
37.4 Each term, covenant and condition of this Participation Agreement and the Project Agreements is deemed to be an independent term, covenant and condition, and the obligation of any Participant to perform any or all of the terms, covenants and conditions to be kept and performed by it is not dependent on the performance by the other Participants of any or all of the terms, covenants and conditions to be kept and performed by them.
37.5 In the event that any of the terms, covenants or conditions of this Participation Agreement or any of the Project Agreements, or the application of any such term, covenant or condition, shall be held invalid as to any person or circumstance by any court having jurisdiction in the premises, all other terms, covenants or conditions of such agreements and their application shall not be affected thereby, but shall remain in force and effect.
37.6 The Project Agreements shall be subject to filing with, and to such changes or modifications as may from time to time be directed by, competent regulatory authority, if any, in the exercise of its jurisdiction.
37.7 Except as otherwise specifically provided in this Participation Agreement or the Project Agreements, the Participants do not intend to create rights in or to grant remedies to any third party as a beneficiary of this Participation Agreement or the Project Agreements or of any duty, covenant, obligation or undertaking established therein.
37.8 Any waiver at any time by any Participant of its rights with respect to a default or any other matter arising in connection with this Participation Agreement or a Project Agreement shall not be deemed a waiver with respect to any subsequent default or matter.

38.	TERM AND TERMINATION
38.1 This Participation Agreement, when it has been duly executed by all of the Participants, shall have an effective date of October 24, 1978 and shall have a term of fifty (50) years from its effective date or forty (40)

years from the completion of Construction Work on the last Component constructed hereunder, whichever is later.
38.2 In any event this Participation Agreement shall continue in force and effect until (i) the expiration of the term set forth in Section 38.1 hereof, or (ii) all property comprising the Transmission System has been disposed of and all termination costs have been paid and audited.

39.	ASSIGNMENT OF INTERESTS
39.1 Any Participant who acquires in its name an interest in any real or personal property or contract which is part of the Transmission System shall transfer and assign an undivided interest therein to the other Participants so that the ownership and rights of the Participants in such property or contract shall be as provided for in this Participation Agreement and the Project Agreements.

40.	EQUAL OPPORTUNITY
40.1 During the term of this Participation Agreement, the Project Manager and the Operating Agent (hereinafter in this Section 40 referred to collectively as the “Contractor”) agree as follows:

40.1.1 The Contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Contractor shall take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspiciuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this non-discrimation clause.
40.1.2 The Contractor shall send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers’ representative of the Contractor’s commitments under this Section 40, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.
40.1.3 The Contractor shall comply with all provisions of Executive Order 11246 of September 24, 1965, as amended by Executive Order 11375 of October 13, 1967, and the rules, regulations and relevant orders of the Secretary of Labor.
40.1.4 The Contractor shall furnish all information and reports required by Executive Order 11246 as amended by rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.
40.1.5 In the event of the Contractor’s non-compliance with the nondiscrimination clauses of this Participation Agreement or with any of the said rules, regulations or orders, this Participation Agreement may be cancelled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further government contracts or federally assisted construction contracts in accordance with procedures authorized in said Executive Order 11246 as amended and such other sanctions may be imposed and remedies invoked as provided in the said Executive Order as amended or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law.
40.1.6 The Contractor shall include the provisions of Sections 40.1.1 through 40.1.7 hereof in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of said Executive Order 11246 as amended so that such provisions will be binding upon each subcontractor or vendor. The Contractor shall take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for non-compliance; provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.
40.1.7 The Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.
40.2 The Participants recognize there are a number of Indian Reservations in the area in which the Contractor operates. Pursuant to provisions of Title 42 U.S.C.A. 2000-e-2(i), the Contractor now has several agreements and contemplates it may have additional agreements with Indian Tribes providing for preference to qualified Indians for employment on the Reservation of such Indians. The Participants agree that the Contractor’s act of giving preference to qualified Indians for employment on the Reservation of said Indians is not to be deemed inconsistent with the purposes or provisions of Section 40.1 hereof.

41.	NOTICES
41.1 Except as set forth in Section 41.2 hereof, any notice, demand or request provided for in this Participation Agreement or any other Project Agreement shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by registered or certified mail, postage prepaid, to the persons specified below:

Arizona Public Service Company
c/o Secretary
P. O. Box 21666
Phoenix, Arizona 85036

Salt River Project Agricultural
Improvement and Power District
c/o Secretary
P. O. Box 1980
Phoenix, Arizona 85001

Public Service Co. of New Mexico
c/o Secretary
Alvarado Square
Albuquerque, New Mexico 87158

El Paso Electric Company
c/o Secretary
P. O. Box 982
El Paso, Texas 79960

41.2    Communications of a routine nature, including requests for funds and related matters, shall be given in such a manner as the Administrative Committee shall arrange.
41.3    Any Participant may, at any time, by written notice to all other Participants, designate different or additional persons or different addresses for the giving of notices hereunder.

42.	EXECUTION
IN WITNESS WHEREOF, the Participants have caused this Participation Agreement to be executed as of the 20th day of August, 1981.

ARIZONA PUBLIC SERVICE COMPANY

By
DGS

SALT RIVER PROJECT AGRICULTURAL
IMPROVEMENT AND POWER DISTRICT

By
Vice President

ATTEST AND COUNTERSIGN:

Secretary

PUBLIC SERVICE COMPANY OF NEW MEXICO

By
Vice President

ATTEST:

Asst. Secretary

EL PASO ELECTRIC COMPANY

By
Vice-President

ATTEST:

Secretary

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)
On this the 10th day of August, 1981, before me, the undersigned Notary Public, personally appeared JOHN R. LASSEN and PAUL D. RICE who acknowledged themselves to be the VICE PRESIDENT and SECRETARY of the SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under the laws of the State of Arizona, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by themselves as such VICE PRESIDENT and SECRETARY.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:
My Commission Expires May 3, 1983

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)
On this the 13, day of August, 1981, before me, the undersigned Notary Public, personally appeared Thomas G. Woods, Jr. who acknowledged himself to be the Executive Vice Pres. of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Executive Vice Pres.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:
September 12, 1981

STATE OF NEW MEXICO	)
) ss.
COUNTY OF BERNALILLO	)
On this the 20th day of August, 1981, before me, the undersigned Notary Public personally appeared C. D. Bedford and B. P. Lopez who acknowledged themselves to be the Vice Pres. and Asst. Secr. of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and that they as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by themselves, as such Vice Pres. and Asst. Secr..
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)
On this the 20th day of Aug, 1981, before me, the undersigned Notary Public personally appeared Donald G. Isbell who acknowledged himself to be the Vice-President of EL PASO ELECTRIC COMPANY, a Texas corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes, therein contained by signing the name of the company by himself as such Vice-President.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:
10/25/81

APPENDIX A

DESCRIPTION OFANPP VALLEY TRANSMISSION SYSTEM

Description of ANPP Valley Transmission System
ANPP Valley Transmission System shall consist of the following Components:
A.1     Palo Verde-Westwing 500 kV Line
The Palo Verde-Westwing 500 kV line shall consist of approximately 45 miles of 500 kV line with associated shunt compensation.

A.2	Palo Verde-Kyrene 500 kV Line
The Palo Verde-Kyrene 500 kV line shall consist of approximately 75 miles of 500 kV line with associated shunt compensation.

A.3	Westwing 500 kV Switchyard Expansion
The Westwing 500 kV Switchyard, owned by the Navajo Southern Transmission System Participants and operated by Arizona, to be expanded to provide termination for the Palo Verde-Westwing 500 kV line.
A.3.1 Facilities associated with the Westwing 500 kV Switchyard expansion shall be one-and-one-half (1-1/2) 500 kV power circuit breakers, appurtenant facilities and appropriate share of Common Facilities.

A.4	Westwing 230 kV Switchyard Expansion
The Westwing 230 kV Switchyard, owned by the Navajo Southern Transmission System Participants and operated by

A-1

Arizona, to be expanded to provide interconnection with the Westwing 500 kV Switchyard.
A.4.1 Facilities associated with the Westwing 230 kV Switchyard expansion shall be one (1) 500/230 kV transformer (to serve as interconnection between the Westwing 500 kV and Westwing 230 kV Switchyards), one-and-one-half (1-1/2) 230 kV power circuit breakers, one-and-one-half (1-1/2) 500 kV power circuit breakers, appurtenant facilities and Common Facilities.

A.5	Kyrene 230 kV Switchyard Expansion and new 230 kV Switchyard
The existing/new Kyrene 230 kV Switchyard, owned and operated by the Salt River Project, to be expanded/constructed to provide for termination of the Palo Verde-Kyrene 500 kV line.
A.5.1 Facilities associated with the expansion of the existing Kyrene 230 kV Switchyard shall be two (2) 230 kV power circuit breakers, one (1) 500/230 kV transformer, appurtenant facilities and Common Facilities.
A.5.2 Facilities associated with the construction of the new Kyrene 230 kV Switchyard shall be one (1) 230 kV power circuit breaker, one (1) 500/230 kV transformer, appurtenant facilities and Common Facilities.

A-2

500 kV
Westwing
Station
500-230 kV
BK
4
230kV
Palo Verde
Station
500kV
500kV
1
1
2
2
3
3
230kV
Kyrene
Station
500-230kV
230kV
500kV

NOTE: THE KYRENE SWITCHYARD CONFIGURATION SHOWN IS PRELIMINARY. UPON FINAL ENGINEERING THIS EXHIBIT MAY BE UPDATED

- ANPP TRANSMISSION SYSTEM CONSTRUCTION
- EXISTING
- ANPP TRANSMISSION SYSTEM LIMITS

ANPP
Valley Transmission System
Line & Switchyard

REV 10-20-80

A-3

APPENDIX B

PARTICIPANTS RESPONSIBILITY FOR COSTS (% OF COSTS)

I.       PARTICIPANTS COST RESPONSIBILITY (% OF COSTS) FOR COMPONENTS OF TRANSMISSION SYSTEM

	Components	Arizona	Salt River Project	El Paso	PNM
A.	Palo Verde-Westwing 500 kV Line	34.6	34.6	18.7	12.1
B.	Palo Verde-Kyrene 500 kV Line	34.6	34.6	18.7	12.1
C.	Westwing 500 kV Switchyard Expansion	34.6	34.6	18.7	12.1
D.	Kyrene 230 kV Switchyard Expansion	34.6	34.6	18.7	12.1
E.	Westwing 230 kV Switchyard Expansion	43.95	43.95	-0-	12.1
F.	Westwing 500 kV and 230 kV Switchyards (composite)	41.31	41.31	5.28	12.10

B-1

II.    PARTICIPANTS COMPOSITE COST RESPONSIBILITY (% OF COST) FOR THE TRANSMISSION SYSTEM

Arizona	36.555
Salt River Project	36.555
El Paso	14.790
PNM	12.100

These percentages are based on estimated construction costs and shall be recalculated annually by the Project Manager or Operating Agent and shall be submitted to the Engineering and Operating Committee for review.

III.	PARTICIPANTS COST RESPONSIBILITY FOR THE PORTION OF THE MICROWAVE SYSTEM DESCRIBED IN APPENDIX M

	Arizona	Salt River Project	El Paso	PNM
Microwave System	34.6	34.6	18.7	12.1

B-2

APPENDIX C

CONSTRUCTION SCHEDULE

Milestone	Date

Palo Verde-Westwing 500 kV Transmission Line
Start Preliminary Engineering	Jan. 1, 1976
Start Line Construction	Jan. 1, 1979
Complete Line Construction	Nov. 1, 1979

Palo Verde-Kyrene 500 kV Transmission Line
Start Preliminary Engineering	Nov. 1, 1976
Start Line Construction	Apr. 1, 1981
Complete Line Construction	Aug. 1, 1982

Westwing 500 kV Switchyard Expansion
Start Preliminary Engineering	Nov. 1, 1977
Start Switchyard Construction	Apr. 1, 1979
Complete Switchyard Construction	Aug. 15, 1981

Westwing 230 kV Switchyard Expansion
Start Preliminary Engineering	Nov. 1, 1981
Start Switchyard Construction	Jan. 1, 1984

Kyrene 230 kV Switchyard Expansion
Start Preliminary Engineering	Jun. 1, 1978
Start Switchyard Construction	Jul. 1, 1981
Complete Switchyard Construction	Aug. 1, 1982

C-1

APPENDIX D

CONSTRUCTION COSTS

D.1 Construction Costs shall consist of payments made and obligations incurred (other than obligations for interest during construction) for the account of Construction Work and shall consist of, but not be limited to, the following:
D.1.1 All costs of labor, services and studies performed in connection with Construction Work if authorized and approved by the Project Manager.
D.1.2 Payroll and other expenses of the Project Manager’s employees while performing Construction Work, including applicable allocated labor loading charges, such as departmental overhead, time-off allowances, payroll taxes, worker’s compensation expenses, retirement and death benefits and other employee benefits.
D.1.3 All components of Construction Costs, including overhead costs associated with construction (including properly allocated departmental overheads and the allowance for the Project Manager’s administrative and general expenses described in Section D.4 hereof), costs of temporary facilities, land and land rights, structures and improvements, and equipment for the Transmission System or the Microwave System, as set forth in the Electric Plant Instructions of the FERC System of Accounts.

D.1.4 All costs, including those of outside

consultants and attorneys, incurred by the Project Manager or other Participants with respect to land rights and the acquisition thereof and to the preparation of agreements relating to Construction Work with entities other than the Participants. All Participants anticipating such costs shall submit an estimate thereof to the Project Manager for authorization and approval. Any Participant incurring such costs after such authorization and approval shall bill the Project Manager therefor.
D.1.5 Applicable costs of materials, supplies, tools, machinery, equipment, apparatus and construction power in connection with Construction Work, including rental charges.
D.1.6 All costs of Construction Insurance, except the cost of the bond required by Section 22.1.3 of this Agreement, all costs arising out of Work Liability except any loss, damage or liability resulting from Willful Action, which are not satisfied under the coverages of Construction Insurance, and the expenses incurred in settlement of injury and damage claims, including the costs of labor and related supplies and expenses incurred in injury and damage activities (all as referred to in FERC Account 925), because of any claim arising out of Work Liability, the past or future performance or non-performance of the obligations and duties of any

Participant (including the Project Manager) or the past or future performance or non-performance of Construction Work, including but not limited to, any claim resulting from death or injury to persons or damage to property.
D.1.7 All federal, state or local taxes of any character imposed upon Construction Work, except any tax assessed directly against an individual Participant, unless such tax was assessed to such individual Participant on behalf of any or all of the Participants.
D.1.8 Expenses of other Participants incurred in the performance of Construction Work, if authorized and approved by the Project Manager, and the expenses of the Operating Agent incurred during the engineering design period, the construction period and the testing period, excluding any training expenses not properly chargeable to Construction Costs.
D.1.9 All costs of relocating existing facilities necessitated by Construction Work.
D.1.10 All costs of enforcing or attempting to enforce the provisions of Construction Insurance policies, payment and performance bonds, contracts executed as Project Manager and warranties extended to facilities which form the Components or facilities of the Microwave System.
D.2 In cases where the allocation of a cost item is made between Construction Work and other work, such allocation shall be made on a fair and equitable basis as determined by the Engineering and Operating Committee.
D.3 The Project Manager shall use the FERC System of Accounts to account for Construction Costs in the Final Completion Report and any supplement thereto.
D.4 The allowance for the Project Manager’s administrative and general expenses to cover the costs of services rendered by it in the performance of Construction Work shall be allocated monthly at the rate of one percent (1%) of Construction Costs incurred during the preceding month, excluding from such Construction Costs.:
D.4.1 Any allowance for administrative and general expenses provided for in this Section D.4.
D.4.2 Expenses incurred pursuant to Section 24.3 of this Agreement.
D.4.3 Expenses described in Section D.1.8 hereof.
D.5 At the start of each calendar year, an estimated Payroll Tax Ratio, Benefits Ratio and Worker’s Compensation Ratio shall be used, and such ratios shall be determined in accordance with the methods set forth in Appendices F, G and H hereto, respectively. Such ratios shall be based on the Project Manager’s system-wide expenses for the preceding calendar year; provided, that by agreement of the Auditing Committee, such ratios may be adjusted to more nearly reflect the expenses of the current year because of legislation, labor contract negotiations or other factors not reflected in the prior year’s costs.
D.6 As soon as practicable after the end of each calendar year, the actual Payroll Tax Ratio, Benefits Ratio and Worker’s Compensation Ratio for such year shall be determined in accordance with the methods set forth in Appendices F, G and H hereto, respectively, by using said year’s actual system-wide expenses of the Project Manager. Using said actual ratios, the portions of the Project Manager’s payroll tax expenses, employee worker’s compensation expenses, and employee pensions and benefit expenses for which the Participants are obligated hereunder for costs of Construction Work shall be determined for such year. To the extent that such expenses are more than or less than those already paid by the Participants during said year, the Project Manager shall bill or reimburse the Participants for the amount of such difference.
D.7 If any Participant believes that the application of or the method used in determining the Payroll Tax Ratio, Benefits Ratio or Worker’s Compensation Ratio results in an unreasonable burden on said Participant, that Participant may request that such application or method be submitted to the Auditing Committee for review; provided that such review shall not be requested prior to December 1, 1981, and thereafter at intervals of not less than two (2) years each. After any such request, subject to the time limitations set forth above, the Auditing Committee shall review such application or method and shall endeavor to agree upon whether or not an unreasonable burden does actually exist. If after such review, the Auditing Committee determines that such application or method does result in an unreasonable burden on one or more of the Participants, the Auditing Committee shall determine and recommend a modified application or method to the Administrative Committee so that such unreasonable burden would be eliminated if such modified application or method is adopted by the Administrative Committee.
D.8 The Administrative Committee shall review the recommendations submitted by the Auditing Committee, and if, as a result of such review, the Administrative Committee agrees that such unreasonable burden does exist and that said modified application or method eliminates such unreasonable burden, then the Administrative Committee shall adopt said modified application or method. If the Auditing Committee has not submitted a recommendation and the Administrative Committee agrees that such unreasonable burden does exist, the Administrative Committee shall endeavor to agree on a modified application or method. If the Administrative Committee is unable to agree on any matter brought before it under this Section D.8, then any Participant may call for arbitration of such matter pursuant to Section 27 of the Transmission System Participation Agreement.
D.9 Any modified method adopted by the Administrative Committee or determined through arbitration shall be retroactive to the first day of the month in which the unreasonable burden began except that the retroactive period can be no more than two (2) years from the date of the requested review. Said modified method shall stay in effect until a new modified method is approved, but in no event less than two (2) years from the date of such adoption or determination.

APPENDIX E

EXPENSES OF OPERATING WORK

E.1 The costs of Operating Work shall include the following expenses to the extent that they are chargeable to the Transmission System or the Microwave System in accordance with Accounting Practice:
E.1.1 The operation expenses chargeable to FERC Account 556 and FERC Accounts 560 through 567, inclusive.
E.1.2 The maintenance expenses chargeable to FERC Accounts 568 through 573, inclusive.
E.1.3 Overhead expenses included in Sections E.1.1 and E.1.2 hereto incurred by the Operating Agent. Such overhead expenses shall be determined in accordance with Appendix L hereto.
E.1.4 Applicable labor loading charges for the Operating Agent’s direct labor charged to operation and maintenance acounts, and applicable labor loading charges on the portion of labor included in overhead expenses loaded on such direct labor charges. Such labor loading charges shall include but not be limited to the Operating Agent’s normal time-off allowances, employee payroll taxes chargeable to FERC Account 408, employee benefits chargeable to FERC Account 926 and worker’s compensation chargeable to FERC Account 925.
E. 1.4.1 Payroll tax expenses incurred by the

Operating Agent, which are allocable to operation and maintenance accounts, pursuant to this Section E.1.4, shall be determined annually in accordance with the procedure and example shown on Appendix F hereto.
E.1.4.2 Employee pensions and benefits expenses incurred by the Operating Agent, which are allocable to operation and maintenance accounts, pursuant to this Section E.1.4, shall be determined annually in accordance with the procedure and example shown on Appendix G hereto.
E.1.4.3 That portion of employee worker’s compensation expenses, including deductibles, and the related administrative expenses incurred by the Operating Agent which are allocable to operation and maintenance accounts, pursuant to this Section E.1.4, shall be determined annually in accordance with the procedure and example shown on Appendix H hereto.
E.1.5 That portion of the Operating Agent’s administrative and general expenses which are allocable to operation and maintenance of the Transmission System or the Microwave System shall be determined annually in accordance with the example shown in Appendix I hereto.
E.1.6 All costs incurred by the Operating Agent which are chargeable to FERC Accounts 408 (excluding pay-

roll and ad valorem taxes or contribution in lieu of taxes), 924 and 925 (excluding worker’s compensation expenses).
E.2 At the start of each calendar year, an estimated Payroll Tax Ratio, Benefits Ratio, Worker’s Compensation Ratio, Operation and Maintenance A&G Ratio, Capital Improvements A&G Ratio and O&M Ratio and Construction Ratio shall be used, and such ratios shall be determined in accordance with the methods set forth in Appendices F, G, H, I, J and K hereto, respectively. Such ratios shall be based on the Operating Agent’s system-wide expenses for the preceding calendar year; provided that, by agreement of the Auditing Committee, such ratios may be adjusted to more nearly reflect the expenses of the current year because of legislation, labor contract negotiations or other factors not reflected in the prior year’s costs.
E.3 As soon as practicable after the end of each calendar year, the actual Payroll Tax Ratio, Benefits Ratio, Worker’s Compensation Ratio, Operation and Maintenance A&G Ratio, Capital Improvements A&G Ratio and O&M Ratio and Construction Ratio for such year shall be determined in accordance with the methods set forth in Appendices F, G, H, I, J and K hereto, respectively, by using said year’s actual system-wide expenses of the Operating Agent. Using said actual ratios, the portions of the Operating Agent’s payroll tax expenses, employee worker’s compensation expenses, employee pensions and benefit expenses, and administrative and general expenses for which the Participants are obligated hereunder for costs of Operating Work shall be determined for such year. To the extent that such expenses are more than or less than those already paid by the Participants during said year, the Operating Agent shall bill, credit or reimburse the Participants for the amount of such difference.
E.4 The Operating Agent’s administrative and general expenses, for operation and maintenance performed by a contractor, allocable to such operation and maintenance shall be determined by multiplying the total contract invoice cost thereof by 0.01.
E.5 If any Participant believes that the application of or the method used in determining the Payroll Tax Ratio, Benefits Ratio, Worker’s Compensation Ratio, Operation and Maintenance A&G Ratio, Capital Improvements A&G Ratio, or O&M Ratio and Construction Ratio results in an unreasonable burden on said Participant, that Participant may request that such application or method be submitted to the Auditing Committee for review; provided that such review shall not be requested prior to December 1, 1981, and thereafter at intervals of not less than two (2) years each. After any such request, subject to the time limitations set forth above, the Auditing Committee shall review such application or method and shall endeavor to agree upon whether or not an unreasonable burden does actually exist. If, after such review, the Auditing

Committee determines that such application or method does result in an unreasonable burden on one or more of the Participants, the Auditing Committee shall determine and recommend a modified application or method to the Administrative Committee so that such unreasonable burden would be eliminated if such modified application or method is adopted by the Administrative Committee.
E.6 The Administrative Committee shall review the recommendations submitted by the Auditing Committee, and if, as a result of such review, the Administrative Committee agrees that such unreasonable burden does exist and that said modified application or method eliminates such unreasonable burden, then the Administrative Committee shall adopt said modified application or method. If the Auditing Committee has not submitted a recommendation and the Administrative Committee agrees that such unreasonable burden does exist, the Administrative Committee shall endeavor to agree on a modified application or method. If the Administrative Committee is unable to agree on any matter brought before it under this Section E.6, then any Participant may call for arbitration of such matter pursuant to Section 27 of this Agreement.
E.7 Any modified method adopted by the Administrative Committee or determined through arbitration shall be retroactive to the first day of the month in which the unreasonable burden began except that the retroactive period can be no more than two (2) years from the date of the requested review.

Said modified method shall stay in effect until a new modified method is approved, but in no event less than two (2) years from the date of such adoption or determination.

APPENDIX F

PAYROLL TAX RATIO

The Payroll Tax Ratio set forth below shall be applied to the labor expense portion of the Transmission System or the Microwave System operation and maintenance expenses, to the Project Manager’s direct labor charges incurred in effecting Construction Work, to the Operating Agent’s direct labor charges incurred in effecting Capital Improvements, to the labor expenses included in the Project Manager’s or Operating Agent’s supervisory accounts and to the Operating Agent’s administrative and general expense accounts. Estimated and actual Payroll Tax Ratios shall be determined, adjusted and used in the manner set forth as follows:

Payroll Tax Ratio =	T
P
Where:

T = The Project Manager’s or Operating Agent’s payroll tax expenses
P = The Project Manager’s or Operating Agent’s total labor distributed including accruals
The following example sets forth the method to be employed by the Project Manager and Operating Agent to determine the Payroll Tax Ratio:

F-1

EXAMPLE COMPUTATION

OF PAYROLL TAX RATIO

(SRP 1976 Expenses)

Total Payroll Taxes	$2,148,441

Total labor charged to operation and maintenance, construction and miscellaneous general ledger accounts	$44,788,141

Payroll Tax Ratio:

$2,148,441 ÷ $44,788,141 =	4.797%
(APS’s 1976 Expenses)

Total Payroll Taxes	$3,516,515

Total labor charged to operation and maintenance, construction and miscellaneous general ledger accounts	$67,239,996

Payroll Tax Ratio:

$3,516,515 ÷ $67,239,996 =	5.230%
The Payroll Tax Ratio shall be determined annually on the basis of the Operating Agent’s or Project Manager’s preceding year’s expenses as set forth herein unless otherwise agreed to by the Administrative Committee. The Payroll Tax Ratio will be adjusted to actual costs at year-end and the adjusted ratio used in preparation of a revised billing to the Participants.

F-2

APPENDIX G

BENEFITS RATIO

The Benefits Ratio set forth below shall be applied to the labor expense portion of the Transmission System or the Microwave System operation and maintenance expenses, to the Project Manager’s direct labor charges incurred in effecting Construction Work, to the Operating Agent’s direct labor charges incurred in effecting Capital Improvements, to the labor expenses included in the Project Manager’s or Operating Agent’s supervisory accounts and to the Operating Agent’s administrative and general expense accounts. Estimated and actual Benefits Ratios shall be determined, adjusted and used in the manner set forth as follows:

Benefits Ratio =	B
L
Where:

B =
The Project Manager’s or Operating Agent’s total system employee pensions and benefits (as defined in FERC Account 926), including payroll taxes and worker’s compensation expense on labor charged to employee pensions and benefits

L =	The Project Manager’s or Operating Agent’s total labor distributed including accruals less labor charged to employee pensions and benefits
The following example sets forth the method to be em-

ployed by the Project Manager or Operating Agent to determine the Benefits Ratio:

EXAMPLE COMPUTATION

OF BENEFITS RATIO

(SRP’s 1976 Expenses)

	Labor	Total
Pensions and Benefits
Employees Pensions and Benefits “as Defined in Account 926”	$346,396	$6,230,602
Payroll Tax Ratio @ 4.797% of labor (See Example in Appendix F)		16,617
Worker’s Compensation Ratio @ 3.313% of labor (See Example in Appendix H)		11,476
		$6,258,695

Labor Base
Labor charged to operation and maintenance, construction and miscellaneous general ledger accounts		$44,788,141
Less total labor charged to Pensions and Benefits		(346,396)
Total applicable labor		$44,441,745
Benefits Ratio:
$6,258,695 ÷ $44,441,745 =		14.083%

(APS’s 1976 Expenses)

	Labor	Total
Pensions and Benefits
Employees Pensions and Benefits	$637,215	$11,339,311
Payroll Tax Ratio @ 5.230% of labor (See Example in Appendix F)		33,326
Workmen’s Compensation Ratio @ 1.213% of labor (See example in Appendix H)		7,729
Total Pensions and Benefits		$11,380,366

Labor Base
Labor charged to operation and maintenance, construction and miscellaneous general ledger accounts		$67,239,996
Less Total Labor charged to Pensions and Benefits		(637,215)
Total applicable labor		$66,602,781
Benefits Ratio:
$11,380,366 ÷ $66,602,781 =		17.087%
The Benefits Ratio shall be determined annually on the basis of the Operating Agent’s or Project Manager’s preceding year’s expenses as set forth herein unless otherwise agreed to by the Administrative Committee. The Benefits Ratio will be adjusted to actual costs at year-end and the adjusted ratio used in preparation of a revised billing to the Participants.

APPENDIX H

WORKER’S COMPENSATION RATIO

The Worker’s Compensation Ratio set forth below shall be applied to the labor expense portion of the Transmission System or the Microwave System operation and maintenance expenses, to the Project Manager’s direct labor charges incurred in effecting Construction Work, to the Operating Agent’s direct labor charges incurred in effecting Capital Improvements, to the labor expenses included in the Project Manager’s or Operating Agent’s supervisory accounts and to the Operating Agent’s administrative and general expense accounts.

Worker’s Compensation Ratio =	I
P
Where:

I =	The Project Manager’s or Operating Agent’s total system compensation insurance premiums and accruals for self-insurance charges to FERC Account 925

P =	The Project Manager’s or Operating Agent’s total labor paid and accrued.

WORKER’S COMPENSATION RATIO

EXAMPLE COMPUTATION

(SRP’s 1976 Expenses)

Total
Worker’s compensation premiums, payments and accruals as defined in FERC Account 925	$1,483,737

Labor Base
Total labor in operations and maintenance, construction and miscellaneous general ledger accounts	$44,788,141
Total applicable labor	$44,788,141
Worker’s Compensation Ratio:
$1,483,737 ÷ $44,788,141 =	3.313%
(APS’s 1976 Expenses)

Workmen’s Compensation premiums, payments and accruals as defined in FERC Account 925	$812,975

Labor Base
Total labor in operations and maintenance, construction and miscellaneous general ledger accounts	$67,239,996
Less labor charged to Compensation Account	(236,566)
Total applicable labor	$67,003,430
Workmen’s Compensation Ratio:
$812,976 ÷ $67,003,430 =	1.213%

The Worker’s Compensation Ratio shall be determined annually on the basis of the Operating Agent’s or Project Manager’s preceding year’s expenses as set forth herein unless otherwise agreed to by the Administrative Committee. The Worker’s Compensation Ratio will be adjusted to actual costs at year-end and the adjusted ratio used in preparation of a revised billing to the Participants.

APPENDIX I

OPERATION AND MAINTENANCE A&G RATIO

The Operation and Maintenance A&G Ratio to be applied to the labor expenses portion of the Transmission System and Microwave System operation and maintenance expenses and to the labor included in the Operating Agent’s supervisory accounts shall be the percentage computed by dividing (i) an amount equal to (A) the sum of (a) the total amounts charged to FERC Accounts 920 and 921 multiplied by the O&M Ratio computed in accordance with Appendix K hereto, (b) the total amounts charged to FERC Accounts 923 and 932, (c) the product of the portion of labor charges included within “(a)” and “(b)” above multiplied by the Payroll Tax Ratio computed in accordance with Appendix F hereto, (d) the product of the labor charges included within “(a)” and “(b)” above multiplied by the Benefits Ratio computed in accordance with Appendix G hereto, and (e) the product of the labor charges included within “(a)” and “(b)” above multiplied by the Worker’s Compensation Ratio computed in accordance with Appendix H hereto, less (B) that portion of the administrative and general expense allocable to contract operations and maintenance for the Transmission System or Microwave System by (ii) the total labor charged to the Operating Agent’s system operations and maintenance less the labor charged to administrative and general expenses. The following example sets forth the method to be employed by the Operating Agent to determine the Operation and Maintenance A&G

Ratio:

EXAMPLE COMPUTATION
(SRP’s 1976 Expenses)

	Labor	Total

Administrative and General Salaries charged to FERC Account 920	$4,132,053	$4, 132,053

Office Supplies and Expenses charged to FERC Account 921		1, 739,720

Total	$4,132,053	$5,871,773

Total charges multiplied by O&M Ratio @ 73.89% (See example in Appendix K)	$3,053,174	$4,338,653
FERC Account 923		726,863
FERC Account 932	106,920	200,010

Subtotal	3,160,094	5,265,526

Payroll Tax Ratio @ 4.797% (See Example in Appendix F) on labor charges shown above		151,590

Benefits Ratio @ 14.083% (See Example in Appendix G) on labor charges shown above		445,036

Worker’s Compensation Ratio @ 3.313% (See Example in Appendix H) on labor charges shown above		105,694

Less that portion of A and G allocable to contract operation and maintenance for the Transmission system or the Microwave System		-0-

Total administrative and general expense allocable to operations and maintenance		$5,966,846

Labor Base

Labor charged to system operations and maintenance		$34,514,121

Less labor charged to administrative and general expense		(5,441 ,613)

Labor Base		$29,072,508
Operation and Maintenance A&G Ratio for 1976:

$5,966,846 ÷ $29,072,508 =		20.52%

(APS’s 1976 Expenses)

	Labor	Total
Administrative and General Salaries charged to FERC Account 920	$4,679,099	$4,679,099

Office Supplies and Expenses charged to FERC Account 921		1,471,566

Total	$4,679,099	$6,150,665

Total charges multiplied by O&M Ratio @ 61.275% (See example in Appendix K)	2,867,118	$3,768,820

FERC Account 923		535,020
FERC Account 932	412,893	794,431

Subtotal	3,280,011	5,098,271

Payroll Tax Ratio @ 5.230% (See example in Appendix F) on labor charges		171,545

Benefits Ratio @ 17.087% See example in Appendix G) on labor charges		560,455

Workmen’s Compensation Ratio @1.213% (see example in Appendix H) on labor charges		39,787

Less that portion of A and G allocable to contract operation and maintenance for the Transmission system or the Microwave System		-0-

Total administrative and general expense allocable to operations and maintenance	$5,870,058

Labor Base

Labor charged to system operations and maintenance	$28,822,343
Less labor charged to administrative and general expense (excluding maintenance labor costs of the Microwave System)	(4,689,518)

Labor Base	$24,132,825

Operation and Maintenance A&G Ratio for 1976:

$5,870,058 ÷ $24,132,825 =	24.32%
The Operation and Maintenance A&G Ratio shall be determined annually on the basis of the Operating Agent’s preceding year’s expenses as set forth herein unless otherwise agreed to by the Administrative Committee. The Operation and Maintenance A&G Ratio will be adjusted to actual costs at year-end and the adjusted ratio used in preparation of a revised billing to the Participants.

APPENDIX J

CAPITAL IMPROVEMENTS A&G RATIO

The Capital Improvements A&G Ratio to be applied to the Operating Agent’s direct labor charges incurred in effecting Capital Improvements and to the labor included in the Operating Agent’s supervisory accounts shall be the percentage computed by dividing (i) the amount equal to (A) the sum of (a) the total amounts charged to FERC Accounts 920 and 921 multiplied by the Construction Ratio computed in accordance with Appendix K hereto, (b) the product of the portion of labor charges included in (a) above multiplied by the sum of the Payroll Tax Ratio, the Benefits Ratio and the Worker’s Compensation Ratio less (B) the portion of the administrative and general expenses allocable to contract construction for the Transmission System by (ii) the total labor in construction accounts (exclusive of A&G labor costs).
The following example sets forth the method to be employed by the Operating Agent to determine the Capital Improvements A&G Ratio:

CAPITAL IMPROVEMENTS A&G RATIO

EXAMPLE COMPUTATION

(SRP’s 1976 Expenses)

	Labor	Total

Administrative and General Salaries charged to FERC Account 920	$4,132,053	$4,132,053

Office Supplies and Expenses charged to FERC Account 921		1,739,720

Total	$4,132,053	$5,871,773

Total charges multiplied by Construction Ratio @ 26.04% (See Example in Appendix K)	$1,075,987	$1,529,010

Payroll Tax Ratio @ 4.797% (See Example in Appendix F) on labor charges shown above		51,615

Benefits Ratio @ 14.083% (See Example in Appendix G) on labor charges shown above		151,531

Workmen’s Compensation Ratio @ 3.313% (See Example in Appendix H) on labor charges shown above		35,647

Less that portion allocable to contract construction for the Transmission System		-0-

Total administrative and general expense allocable to construction		$1,767,803

Total A&G expense plus pensions and benefits allocable to construction		$1,767,803

Construction labor base (exclusive of A&G labor costs)		$10,247,237

Capital Improvements A&G Ratio for 1976: $1,767,803 ÷ $10,247,237 =		17.25%

(APS’s 1976 Expenses)

Administrative and General Salaries charged to FERC Account 920	$4,679,099	$4,679,099

Office Supplies and Expenses charged to FERC Account 921		1,471,566

Total	$4,679,099	$6,150,665

Total charges multiplied by Construction Ratio @ 30.504% (See example in Appendix K)	$1,427,312	$1,876,199

Payroll Tax Ratio @ 5.230% (See example in Appendix F)		74,648

Benefits Ratio @ 17.087% (See example in Appendix G)		2,433,885

Workmen’s Compensation Ratio @ 1.213% (See example in Appendix H)		17,313

Less that portion allocable to contract construction for the Transmission System		-0-

Total administrative and general expense allocable to construction		$2,212,045

Construction labor base		$11,855,088

Capital Improvements A&G Ratio for 1976: $2,212,045 ÷ $11,855,088 =		18.66%
The Capital Improvements A&G Ratio shall be determined annually on the basis of the Operating Agent’s preceding year’s expenses as set forth herein unless otherwise agreed to by the Administrative Committee. The Capital Improvements A&G Ratio will be adjusted to actual costs at year-end and the adjusted ratio used in preparation of a revised billing to the Participants.

APPENDIX K

O&M RATIO AND CONSTRUCTION RATIO

The O&M Ratio shall be applied to the amounts chargeable to FERC Accounts 920 and 921 for the purpose of determining one component in the computation of the Operations and Maintenance A&G Ratio as provided in Appendix I hereto.

O&M Ratio =	O
L
Where:

O =	The Operating Agent’s total labor charged to operation and maintenance accounts, less labor chargeable to FERC Accounts 920 through 932

L =	The Operating Agent’s total labor distributed, including accruals, less labor charged to FERC Accounts 920 through 932
The Construction Ratio set forth below shall be applied to the amounts chargeable to FERC Accounts 920 and 921 for the purpose of determining one component in the computation of the Capital Improvements A&G Ratio as provided in Appendix J hereto.

Construction Ratio =	C
L
Where:

C =	The Operating Agent’s total labor in construction accounts

L =	The Operating Agent’s total labor distributed, including accruals, less labor chargeable to FERC Accounts 920 through 932
The following example sets forth the method to be employed by the Operating Agent to determine the O&M Ratio and the Construction Ratio:
O&M RATIO AND CONSTRUCTION RATIO
EXAMPLE COMPUTATION
(SRP’s 1976 Expenses)

Total Labor in Operation and Maintenance Accounts			$34,514,121
Less: Labor charged to A&G Accounts 920 through 932, inclusive			(5,441,613)
Net Labor in O&M Accounts			$29,072,508
Total Labor charged to General Ledger Accounts			26,783
Total Labor in Construction Accounts			10,247,237
Total Labor Base			$39,346,528
Ratio of Net O&M Labor to Total Labor	$29,072,508	=	73.89%
	$39,346,528

Ratio of Construction Labor to Total Labor	$10,247,237	=	26.04%
	$39,346,528
Note: All labor figures include loading for allowed time (sick, vacation and holiday).

(APS’s 1976 Expenses)

Total Labor in Operation and Maintenance Accounts			$28,822,343

Less: Labor charged to A&G Accounts 920 through 932, inclusive			(5,008,456)
Net Labor in O&M Accounts			23,813,887
Total Labor charged to General Ledger Accounts			3,194,802
Total Labor in Construction Accounts			11,855,088
Total Labor Base			$38,863,777
Ratio of Net O&M Labor to Total Labor	$23,813,887	=	61.275%
	$38,863,777
Ratio of Construction Labor to Total Labor	$11,855,088	=	30.504%
	$38,863,777
Note: All labor figures include loading for allowed time (sick, vacation and holiday).

APPENDIX L

ALLOCATION OF OVERHEAD EXPENSES

L.1    Arizona Allocation of Overhead Expenses
Departmental overhead expenses, including but not limited to payroll, office supplies and travel (other than administrative and general expenses described in Appendices I and J hereto) incurred by Arizona in one or more levels of supervision of employees directly engaged in Operating Work which are allocable to the Transmission System shall be comprised of, but not limited to, the following:
L.1.1 A portion of the overhead expenses of Arizona’s System Electric Equipment Department. Such portion shall be determined by multiplying the total department maintenance overhead expenses of Arizona’s System Electric Equipment Department as defined in FERC Account 568 by a ratio, the numerator of which is the total maintenance payroll charged to the Transmission System by Arizona’s System Electric Equipment personnel and the denominator of which is the total department direct payroll expenses.
L.1.2 A portion of the overhead expenses of Arizona’s System Overhead Lines Department. Such portion shall be determined by multiplying the total department maintenance overhead expenses of Arizona’s System Overhead Lines Department as defined in FERC Account 568 by a ratio, the numerator of which is the total maintenance payroll charged to the Transmission System by Arizona’s System Overhead Lines Department and the denominator of which is the total department direct payroll expenses.
L.1.3 A portion of the overhead expenses of Arizona’s System Electric Operations Department. Such portion shall be determined by multiplying the total department overhead expenses of Arizona’s System Electric Operations Department as defined in FERC Account 560 by a ratio, the numerator of which is the total payroll charged to the Transmission System by Arizona’s System Electric Operations Department personnal and the denominator of which is the total department direct payroll expenses.
L.1.4 The departmental overhead expense allocations provided in Sections L.1.1, L.1.2 and L.1.3 of this Appendix L shall be allocated to the same components of the Transmission System as the direct payroll charges upon which the overhead expenses are allocated.
L.1.5 Arizona’s company organizational titles referred to in this Appendix L are subject to change during the term of this Agreement.
L.2    Salt River Project Allocation of Overhead Expenses
The departmental overhead expenses incurred by the Salt River Project which will be allocated to the accounts described in Sections E.1.1 and E.1.2 of Appendix E hereto shall consist of and be applied as described in Sections L.2.1 and L.2.2 hereto:
L.2.1 Departmental overhead expenses include the salaries and expenses of employees at various levels of supervision for system operation and maintenance, and system protection and communication not charged directly to the accounts described in Sections E.1.1 and E.1.2 of Appendix E hereto, and not included in A&G expenses, but which are allocable to operation and maintenance expenses.
L.2.2 These departmental overhead costs shall be applicable to the total payroll supervised by the functional areas described in Section L.2.1 hereof. The Transmission System’s share of such costs shall be the Salt River Project’s total payroll charged to the Transmission System or the Microwave System multiplied by a ratio, the numerator of which is the total applicable overhead described in Section L.2.1 hereof and the denominator of which is Salt River Project’s total payroll supervised by the functional areas described in Section L.2.1 hereof.

APPENDIX M

PALO VERDE-WESTWING-KYRENE

MICROWAVE SYSTEM

M.1    MICROWAVE FUNCTION
The Microwave System as described hereinafter is required to provide the necessary relaying, control and communications required to operate the Palo Verde-Westwing 500 kV Line, the Palo Verde-Kyrene 500 kV Line and ANPP High Voltage Switchyard.
M.2    MICROWAVE RF SYSTEM DESCRIPTION
The Microwave System is shown on Exhibit M-2 of this Appendix M. New stations will be located at Westwing, ANPP High Voltage Switchyard, and White Tanks Mountain. There will be new microwave links from White Tanks to Westwing and White Tanks to the ANPP High Voltage Switchyard. There will also be new microwave links from White Tanks to Mount Ord and White Tanks to Pinnacle Peak. Mount Ord and Pinnacle Peak are existing Salt River Project microwave stations. These new microwave links will tie Westwing and the ANPP High Voltage Switchyard into an existing Salt River Project microwave loop, which presently includes stations at Mount Ord, Pinnacle Peak, Mesa, Santan, PDO (Salt River Project Dispatch Center), and Kyrene. An existing Salt River Project microwave link from Mesa to Mount Ord will be reused to replace a low capacity microwave link between Mesa and PDO.

M.3    MICROWAVE MULTIPLEX SYSTEM DESCRIPTION
CCITT Supergroup 2 on the Salt River Project microwave loop will be totally dedicated to ANPP Transmission System communication. Supergroup 2 will also be used for ANPP Transmission System communication on the microwave links from White Tanks to Westwing, and from White Tanks to the ANPP High Voltage Switchyard. When requirements expand beyond Supergroup 2, Supergroup 3 will next be used, exclusively, on the microwave links from White Tanks to Westwing and from White Tanks to the ANPP High Voltage Switchyard. Additional complete channel groups will be exclusively dedicated elsewhere in the Salt River Project microwave loop, as required and as solely determined by Salt River Project.
Supergroup 5 of the ANPP High Voltage Switchyard-White Tanks-Westwing microwave system is reserved for the exclusive future, personal use of the Participants. Channels in Supergroup 5 will be allocated and reserved in proportion to each Participant’s respective Cost Responsibility for the Microwave System as shown in Appendix B hereto. Initial installation costs for future allocated Supergroup 5 channels shall be borne by the Participant for which said allocated channels are reserved. Exchanges or use of another Participant’s allocated future channels in Supergroup 5 only requires mutual agreement between the involved Participants.
The costs of any future Salt River Project use of the ANPP High Voltage Switchyard-White Tanks-Westwing microwave system, for activity not related to Transmission System communications, except for the personal channels reserved for Salt River Project in Supergroup 5, will be borne by Salt River Project and will be determined by the ratio of any such Salt River Project channels to total channels, including Transmission System channels, on these microwave links.
M.4    MAJOR MICROWAVE SYSTEM ELEMENTS
Elements of the Microwave System will include, but not be limited to the following:
RF Microwave Equipment
Baseband Treatment Equipment, Amplifiers, Pads and Associated Equipment
Auxiliary Power Units, Fuel Tanks, Battery Chargers, and Associated Equipment
Buildings and Associated Wiring, Lighting, and Air Conditioning Equipment
Tower Structures, Antennas, Waveguide Coaxial Cable, and Associated Equipment
Site Property, including Acquisition, Grading, Access Roads, Power Lines, Fencing, and other required improvements
Multiplex Voice Channel Equipment, Group and Supergroup Translating Equipment, and Common Equipment required for Multiplex Synchronization and other purposes

Tone Channels applied directly to the baseband
Special equipment to interface data or control with voice channel Equipment
Generic Test Equipment
Mobile Radio Units, Repeater Stations, and Control Facilities for radio operation and interface with Microwave Multiplex

Other Communication cable or media necessary to interconnect the microwave stations and the facilities with which communication is required to protect and control the ANPP High Voltage Switchyard, ANPP-Westwing, and ANPP-Kyrene 500 kV transmission lines.
Any other equipment, labor and material required to implement the Microwave System.

EXHIBIT M-1

MAJOR SUBSYSTEMS BY LOCATION

WHITE TANKS
RF Microwave Equipment
Baseband Treatment
Auxiliary Power
Buildings
Tower Structures and Antennas
Site Property
Multiplex
Tone Channels
Generic Test Equipment
Base and Mobile Radio Units
MOUNT ORD
RF Microwave Equipment (White Tanks)
Tower Structure Modification/Mounting and Antenna
Baseband Treatment
PINNACLE PEAK
RF Microwave Equipment (White Tanks)
Tower Structure Modification/Mounting and Antenna
Baseband Treatment
WESTWING
RF Microwave Equipment
Tower Structure Modification/Mounting and Antenna
Multiplex
Tone Channels

Generic Test Equipment
Building
Auxiliary Power
PALO VERDE

RF Microwave Equipment
Multiplex
Tone Channels
Generic Test Equipment
Tower Structures and Antenna
PDO

RF Microwave Equipment (Mesa)
Baseband Treatment
Multiplex
Generic Test Equipment
Tone Channels
Tower Modification/Mounting and Antenna
MESA
RF Microwave Equipment (PDO)
Tower Modification/Mounting and Antenna
KYRENE
Multiplex Equipment
Baseband Treatment
Tone Channels
Generic Test Equipment

NOTE:	This list is general, not restrictive, and all items are subject to final engineering changes.

EXHIBIT M-2

TELEPHONE 273-5900

BOX 1980 PHOENIX. ARIZONA 85001

May 25, 1982

Mr. Jack E. Davis
Arizona Public Service Company
Post Office Box 21666
Phoenix, Arizona 85036

Dear Jack:

SUBJECT:	AMENDMENT NO. 1 TO THE ANPP VALLEY TRANSMISSION SYSTEM PARTICIPATION AGREEMENT

Attached for signature by APS’ authorized representative are four execution copies of the subject Amendment No. 1. Upon execution, please forward all four execution copies to Jeff Sterba.

By copy of this cover letter, I request Jeff forward the execution copies to John Whitacre, after exectuion by PNM’s authorized representative.

In turn, I request John forward all execution copies to Martin B. Ochotorena, after execution by El Paso’s authorized representative.

After execution by SRP’s authorized representative, we will send each Participant a conformed copy of Amendment No. 1.

Should you have any questions, please contact me.

Sincerely,

John F. Sullivan
Manager, System Planning

MBO/dns

Attachments

cc:     Jeff Sterba (PNM)    w/o attachments
John Whitacre (El Paso)

AMENDMENT NO. 1

TO THE

ANPP VALLEY TRANSMISSION SYSTEM PARTICIPATION AGREEMENT

EXECUTION COPY

MAY 24, 1982

AMENDMENT NO. 1

TO THE

ANPP VALLEY TRANSMISSION SYSTEM

PARTICIPATION AGREEMENT

1.
PARTIES: The Parties to this Amendment No. 1 are: ARIZONA PUBLIC SERVICE COMPANY, a corporation organized and existing under and by virture of the laws of the State of Arizona, hereinafter referred to as “Arizona”, SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under and by virture of the laws of the State of Arizona, hereinafter referred to as “Salt River Project”, PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under and by virture of the laws of the State of New Mexico, hereinafter referred to as “PNM”, and EL PASO ELECTRIC COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Texas, hereinafter referred to as “El Paso”, all hereinafter referred to singularly as Participant or collectively as Participants.

2.	EFFECTIVE DATE: This Amendment No. 1 shall become effective when executed by all Participants.

3.	RECITALS:

3.1	Arizona, Salt River Project, PNM and El Paso are parties to the ANPP Valley Transmission System Participation Agreement dated July 6, 1981,

(hereinafter referred to as “Participation Agreement”).

3.2
The Participants recognize that it is in their mutual interest to participate in the ownership, construction, operation and maintenance of a second Palo Verde-Westwing 500kV transmission line, and appurtenant facilities, to insure the delivery of certain planned Capacity and Energy from the Arizona Nuclear Power Project (“ANPP”) to the Participants’ designated points of delivery described in Section 6.6 of the Participation Agreement.

3.3	Arizona and Salt River Project anticipate the joint development of a new 500kV Switchyard hereinafter referred to as the Estrella 500kV Switchyard.

3.4
The Participants desire to amend the Participation Agreement to (i) provide for the interconnection of the Palo Verde-Kyrene 500kV line into the Estrella 500kV Switchyard and (ii) provide for the development of a second Palo Verde-Westwing 500kV transmission line.

4.    AGREEMENT: The Participants agree that the Participation Agreement be and is hereby amended as follows:
4.1    Section 2.2 shall be deleted in its entirety and a new Section 2.2 shall be added as follows:
2.2    The Participants recognize that it is in their mutual interest to participate in the ownership, construction, maintenance and operation of the Transmission System described in this Participation Agreement to insure that the Transmission System is capable of delivering certain planned Capacity and Energy from the Arizona Nuclear Power Project to the Participants’ designated points of delivery described in Section 6.6 hereof.

4.2	Section 4.33 shall be deleted in its entirety.

4.3	Sections 4.34 through 4.44 shall be renumbered as Sections 4.33 through 4.43 respectively.

4.4	Section 4.40 shall be deleted in its entirety and a new Section 4.40 shall be added as follows:

4.40
Transmission System: The following transmission facilities including associated land and land rights, as described in Appendix A hereto, to be constructed and operated by the Participants: (i) the First Palo Verde- Westwing 500kV Line, (ii) the Second Palo Verde Westwing 500kV Line, (iii) the Palo Verde-Kyrene 500kV Line, (iv) the Westwing 500kV Switchyard expansion and the Westwing 230kV Switchyard expansion, and (v) the Kyrene existing and new 230kV Switchyard expansion/construction (including such 500kV equipment or facilities which are required to terminate the Palo Verde-Kyrene 500kV Line at Kyrene).

4.5	Section 6.1 shall be deleted in its entirety, however Sections 6.1.1 through 6.1.4 shall remain unchanged and a new Section 6.1 shall be added as follows:

6.1
It is agreed the Participants have designed the Transmission System in conjunction with the existing Arizona-New Mexico-West Texas transmission systems functioning as a part of the interconnected transmission system of the Western United States to be adequate under single contingency conditions to deliver power and associated energy from: (i) resources existing as of the effective date of this Participation Agreement; and (ii) the below named generating units to the Participants Load Centers:

4.6	Section 6.6.1 shall be deleted in its entirety and a new Section 6.6.1 shall be added as follows:

6.6.1	Arizona: The Palo Verde 500kV Switchyard, Kyrene new and existing 230kV Switchyards, Westwing 500kV Switchyard, Westwing 230kV Switchyard, and Estrella 500kV Switchyard.

4.7	Section 6.6.2 shall be deleted in its entirety and a new Section 6.6.2 shall be added as follows:

6.6.2	Salt River Project: The Palo Verde 500kV

Switchyard, Westwing 500kV Switchyard, Westwing 230KV Switchyard, Kyrene new and existing 230kV Switchyards, and Estrella 500kV Switchyard.

4.8	A new Section 6.10 shall be added as follows:

6.10
Arizona and Salt River Project shall jointly have the exclusive right, at their own expense, to interconnect the Palo Verde-Kyrene 500kV line into the Estrella 500kV Switchyard. However, such interconnection shall not directly or indirectly increase the cost chargeable to any other Participant or materially interfere with or impair the rights of any other Participant to utilize its entitlement as provided in this Section 6.

4.9	A new Section 6.11 shall be added as follows:

6.11	El Paso and PNM shall have the option to participate with Arizona and Salt River Project in the Estrella 500kV Switchyard interconnection as discussed in Section 6.10 hereof.

4.10	Section 8.2 shall be deleted in its entirety and a new Section 8.2 shall be added as follows:

8.2	Salt River Project shall be the Project Manager for the Microwave System described in Appendix M hereto and for the following components described in Appendix A hereto:

8.2.1	The First Palo Verde-Westwing 500kV Line

8.2.2	The Second Palo Verde-Westwing 500kV Line

8.2.3	The Palo Verde-Kyrene 500kV Line

8.2.4	The existing and new Kyrene 230kV Switchyard expansion/construction (including any such 500kV equipment or facilities which are required to terminate the Palo Verde-Kyrene 500kV Line at Kyrene).

4.11	Section 9.1 shall be deleted in its entirety and a new Section 9.1 shall be added as follows:

9.1	Salt River Project shall be the Operating Agent for the Microwave System described in Appendix M hereto and for the following components described in Appendix A hereto:

9.1.1	The First Palo Verde-Westwing 500kV Line

9.1.2	The Second Palo Verde-Westwing 500kV Line

9.1.3	The Palo Verde-Kyrene 500kV Line

9.1.4	The existing and new Kyrene 230kV Switchyard expansion/construction (including any such 500kV equipment or facilities which are required to terminate the Palo Verde-Kyrene 500kV Line at Kyrene).

4.12	Section 22.2.2.1 shall be deleted in its entirety and a new Section 22.2.2.1 shall be added as follows:

22.2.2.1
Property insurance providing coverage against fire, extended coverage, vandalism and malicious mischief, electrical apparatus assumption as provided by the standard Insurance Services Office property forms. Such insurance shall not be required on the transmission lines as defined in Section 4.40 (i), (ii) and (iii). Except as otherwise authorized herein or directed by the Administrative Committee, such insurance shall be maintained in an amount not less than 90% of either the actual cash value or replacement cost, as the Administrative Committee shall direct or in the absence of any such direction as the Project Manager or the Operating Agent may in its sole discretion determine, of the insurable property of the Transmission System or the Microwave System as determined from time-to-time by independent qualified appraisers selected by the Project Manager prior to completion of Construction Work, or the Operating Agent thereafter.

4.13	Appendix A shall be deleted in its entirety and a new Appendix A shall be added as follows:

4.14	Appendix B shall be deleted in its entirety and a new Appendix B shall be added as follows:

4.15    Appendix C shall be deleted in its entirety and new Appendix C shall be added as follows:

APPENDIX A

DESCRIPTION OF ANPP VALLEY TRANSMISSION SYSTEM

The ANPP Valley Transmission System shall consist of the following Components:

A.1	The First Palo Verde-Westwing 500kV Line
The First Palo Verde-Westwing 500kV Line shall consist of approximately 45 miles of 500kV line with associated shunt compensation.

A.2	The Second Palo Verde-Westwing 500kV Line
The Second Palo Verde-Westwing 500kV line shall consist of approximately 45 miles of 500kV line with associated shunt compensation.

A.3	The Palo Verde-Kyrene 500kV line
The Palo Verde-Kyrene 500kV line shall consist of approximately 75 miles of 500kV line with associated shunt compensation.

A.4	Westwing 500kV line Switchyard Expansion
The Westwing 500kV Switchyard, owned by the Navajo Southern Transmission System Participants and operated by Arizona, to be expanded to provide termination for the First Palo Verde-Westwing 500kV line and the Second Palo Verde-Westwing 500kV line.

A.4.1	Facilities associated with the Westwing 500kV Switchyard expansion shall be three-and-one-half (3 1/2) 500kV power circuit breakers, appurtenant facilities and appropriate share of Common

Facilities.

A.5	Westwing 230kV Switchyard Expansion
The Westwing 230kV Switchyard, owned by the Navajo Southern Transmission System Participants and operated by Arizona, to be expanded to provide interconnection with the Westwing 500kV Switchyard.

A.5.1
Facilities associated with the Westwing 230kV Switchyard expansion shall be one (1) 500/230kV transformer (to serve as interconnection between the Westwing 500kV and Westwing 230kV Switchyards), one-and-one-half (1 1/2) 230kV power circuit breakers, one-and-one half (1 1/2) 500kV power circuit breakers, 230kV shunt reactor, appurtenant facilities and Common Facilities.

A.6	Kyrene 230kV Switchyard Expansion and new 230kV Switchyard
The existing and new Kyrene 230kV Switchyard, owned and operated by Salt River Project, to be expanded and constructed, as the case may be, to provide termination of the Palo Verde-Kyrene 500kV Line.

A.6.1
Facilities associated with the expansion of the existing Kyrene 230kV Switchyard shall be two (2) 230kV power circuit breakers, one (1) 500/230kV transformer, appurtenant facilities and Common Facilities.

A.6.2	Facilities associated with the construction of the new Kyrene 230kV Switchyard shall be one (1) 230kV power circuit breaker, one (1) 500/230kV transformer, appurtenant facilities and Common Facilities.

500 kV
Westwing
Station
500-230 kV
BK
4
230 kV
FIRST PALO VERDE-WESTWING 500kV LINE
SECOND PALO VERDE-WESTWING 500kV LINE
Palo Verde
Station
500kV
500kV
1
1
2
2
3
3
PALO VERDE-KYRENE 500kV LINE
230 kV
Kyrene
Station
500-230 kV
230kV
500kV

NOTE: THE KYRENE SWITCHYARD CONFIGURATION SHOWN IS PRELIMINARY. UPON FINAL ENGINEERING THIS EXHIBIT MAY BE UPDATED

—●— ANPP TRANSMISSION SYSTEM CONSTRUCTION
—□— EXISTING
- - - - ANPP VALLEY TRANSMISSION SYSTEM LIMITS

ANPP
Valley Transmission System
Line & Switchyard

APPENDIX B

PARTICIPANTS RESPONSIBILITY FOR COSTS (% OF COSTS)

I.	PARTICIPANTS COST RESPONSIBILITY (% OF COSTS) FOR COMPONENTS OF THE TRANSMISSION SYSTEM

COMPONENTS		ARIZONA	SALT RIVER PROJECT	EL PASO	PNM
A.	The First Palo Verde-Westwing 500kV line	34.6	34.6	18.7	12.1
B.	The Second Palo Verde-Westwing 500kV line	34.6	34.6	18.7	12.1
C.	The Palo Verde-Kyrene 500kV line	34.6	34.6	18.7	12.1
D.	Westwing 500kV Switchyard Expansion	34.6	34.6	18.7	12.1
E.	Kyrene 230kV Switchyard Expansion	34.6	34.6	18.7	12.1
F.	Westwing 230kV Switchyard Expansion	43.95	43.95	-0-	12.10
G.	Westwing 500kV and 230kV Switchyards (composite)	41.19	41.19	5.52	12.10

II.	PARTICIPANTS COMPOSITE COST RESPONSIBILITY (% OF COST) FOR THE TRANSMISSION SYSTEM

Arizona	35.805
Salt River Project	35.805
El Paso	16.290
PNM	12.100
These percentages are based on estimated construction costs and shall be recalculated annually by the Project Manager or Operating Agent and shall be submitted to the Engineering and Operating Committee for review.

B-1

III.	PARTICIPANTS COST RESPONSIBILITY FOR THE PORTION OF THE MICROWAVE SYSTEM DESCRIBED IN APPENDIX M

MICROWAVE	ARIZONA	SALT RIVER PROJECT	EL PASO	PNM
SYSTEM
	34.6	34.6	18.7	12.1

B-2

APPENDIX C

CONSTRUCTION SCHEDULE

Milestone	Date

First Palo Verde-Westwing 500kV Transmission Line
Start Preliminary Engineering	January 1, 1976
Start Line Construction	January 1, 1979
Complete Line Construction	November 1, 1979

Second Palo Verde-Westwing 500kV Transmission Line
Start Preliminary Engineering	June 6, 1982
Start Line Construction	April 1, 1985
Complete Line Construction	January 1, 1986

Palo Verde-Kyrene 500kV Transmission Line
Start Preliminary Engineering	November 1, 1976
Start Line Construction	April 6, 1981
Complete Line Construction	November 1, 1982

Westwing 500kV Switchyard Expansion
Start Preliminary Engineering	November 1, 1977
Start Switchyard Construction	April 1, 1979
Complete Switchyard Construction
(First Palo Verde-Westwing 500kV Line Termination)	November 1, 1979
(Second Palo Verde-Westwing 500kV Line Termination)	January 1, 1986

C-1

Westwing 230kV Switchyard Expansion
Start Preliminary Engineering	November 1, 1981
Complete Switchyard Construction	January 1, 1986

Kyrene 230kV Switchyard Expansion
Start Preliminary Engineering	June 1, 1978
Start Switchyard Construction	June 29, 1981
Complete Switchyard Construction	November 1, 1992

C-2

AMENDMENT NO. 2

TO THE

ANPP VALLEY TRANSMISSION SYSTEM PARTICIPATION

AGREEMENT

EXECUTION COPY

AMENDMENT NO. 2
TO THE
ANPP VALLEY TRANSMISSION SYSTEM PARTICIPATION
AGREEMENT

1.
PARTIES: The Parties to this Amendment No. 2 to the ANPP Valley Transmission System Participation Agreement (Amendment No. 2) are: ARIZONA PUBLIC SERVICE COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as “Arizona”, SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as “Salt River Project”, PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under and by virtue of the laws of the State of New Mexico, hereinafter referred to as “PNM”, and EL PASO ELECTRIC COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Texas, hereinafter referred to as “E1 Paso”; all hereinafter referred to singularly as Participant or collectively as Participants.

2.	EFFECTIVE DATE: This Amendment No. 2 shall become effective when executed by all Participants.

3.    RECITALS:

3.1
Arizona, Salt River Project, PNM and E1 Paso are parties to the ANPP Valley Transmission System Participation Agreement dated July 6, 1981, as amended by Amendment No. 1, dated August 4, 1982, hereinafter referred to as “Participation Agreement”.

3.2
The Participants desire to amend the liability provisions contained in the Participation Agreement to conform to the liability provisions as contained in Amendment No. 9, dated June 12, 1984, to the Arizona Nuclear Power Project Participation Agreement dated August 23, 1973.

4.    AGREEMENT: The Participants agree that the Participation Agreement be and is hereby amended as follows:

4.1	Section 4.42 shall be deleted in its entirety and a new Section 4.42 shall be added as follows:

“4.42	Willful Action:

4.42.1	Action taken or not taken by a Participant (including the Operating Agent), at the direction of its directors, members of its governing bodies, officers or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result therefrom.

4.42.2
Action taken or not taken by a Participant (including the Operating Agent), at the direction of its directors, members of its governing bodies, officers or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action has been determined by final arbitration award or final judgment or judicial decree to be a material default under any of the Project Agreements and which action occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default or, if no time to cure is specified therein, occurs or continues beyond a reasonable time to cure such default.

4.42.3
Action taken or not taken by a Participant (including the Operating Agent), at the direction of its directors, members of its governing bodies, officers or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or not taken with the knowledge that such action taken or not taken is a material default under any of the Project Agreements.

4.42.4	The phrase ‘employees having management or administrative responsibility’ as used in this Section 4.42 means employees of a

Participant who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling, and supervising such Participant’s performance under any of the Project Agreements; provided however, that with respect to employees of the Operating Agent acting in its capacity as such and not in its capacity as a Participant, such phrase shall refer only to (i) the senior employee of the Operating Agent who is responsible for system operations and (ii) anyone in the organizational structure of the Operating Agent between such senior employee and an officer.

4.42.5	Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.”

4.2	Section 24 shall be deleted in its entirety and a new Section 24 shall be added as follows:

“24.	LIABILITY; COVENANT NOT TO EXECUTE

24.1
Except for any judgment debt for damage resulting from Willful Action and except to the extent any judgment debt is collectible from valid Project Insurance, and subject to the provisions of Sections 24.2, 24.4, 24.5 and 24.6 hereof, each Participant hereby extends to all other Participants, their directors, members of their governing bodies, officers and employees its covenant not to execute, levy or otherwise enforce a judgment obtained against any of them, including recording or effecting a judgment lien, for any direct, indirect or consequential loss, damage, claim, cost, charge or expense, whether or not resulting from the negligence of such Participant, its directors, members of its governing bodies, officers, employees, or any person or entity whose negligence would be imputed to such Participant from (i) Construction Work, Operating Work, the design and construction of Capital

Improvements, or the use of or ownership of the Transmission System or the Microwave System or (ii) the performance or nonperformance of the obligations of a Participant under the Project Agreements, other than the obligation to pay any monies which have become due.

24.2
In the event any insurer providing Project Insurance refuses to pay any judgment obtained by a Participant against another Participant, its directors, members of its governing bodies, officers or employees, on account of liability referred to in Section 24.1 hereof, the Participant, its directors, members of its governing bodies, officers or employees against whom the judgment is obtained shall, at the request of the prevailing Participant and in consideration of the covenant given in Section 24.1 hereof, execute such documents as may be necessary to effect an assignment of its contractual rights against the nonpaying insurer and thereby give the prevailing

Participant the opportunity to enforce its judgment directly against such insurer. In no event when a judgment debt is collectible from valid Project Insurance shall the Participant obtaining the judgment execute, levy or otherwise enforce the judgment (including recording or effecting a judgment lien) against the Participant, its directors, members of its governing bodies, officers or employees, against whom the judgment was obtained.

24.3
Except as provided in Sections 24.4, 24.5 and 24.6 hereof, the costs and expenses of discharging all Work Liability or liability resulting from the design or construction of Capital Improvements imposed upon one or more of the Participants for which payment is not made by Project Insurance shall be allocated among the Participants in proportion to their Cost Responsibility in the Components involved in the operative facts which give rise to the Work Liability or in proportion to their

Cost Responsibility for the Microwave System if such operative facts are associated with the Microwave System. However, if the proximate cause of such liability cannot be determined or is not related to any particular Component, then such costs and expenses shall be allocated among the Participants in proportion to their composite Cost Responsibility in the Transmission System as shown in Appendix B hereto.

24.4
Each Participant shall be responsible for any damage, loss, claim, cost, charge or expense that is not covered by Project Insurance and results from its own Willful Action as defined in Section 4.42.2 hereof and shall indemnify and hold harmless the other Participants, their directors, members of their governing bodies, officers and employees from any such damage, loss, claim, cost, charge or expense.

24.5	Except as provided in Section 24.4 hereof, the aggregate liability of any Participant to all other Participants for Willful Action not covered by Project Insurance shall be determined as follows:

24.5.1
All such liability for damages, losses, claims, costs, charges or expenses of such Participant shall not exceed $1,000,000 per occurrence. Each Participant extends to each other Participant, its directors, members of its governing bodies, officers and employees its covenant not to execute, levy or otherwise enforce a judgment obtained against any of them for any such aggregate liability in excess of $1,000,000 per occurrence.

24.5.2
A claim based on Willful Action must be perfected by filing suit in a court of competent jurisdiction within three years after the Willful Action occurs. All claims made thereafter relating to the same Willful

Action shall be barred by this Section 24.5.2. The award to each nonwillfully acting Participant from each Participant determined to have committed Willful Action shall be determined as follows: (i) Each Participant who successfully files suit for remuneration shall receive the lesser of (a) its final judgment awarded (or settlement made) or (b) its pro-rata Cost Responsibility share (in the Component(s) involved in the operative facts which gave rise to the Willful Action) of the $1,000,000 maximum recovery established in Section 24.5.1 hereof; (ii) when all pending suits are resolved, those Participants who were awarded judgments or reached settlements but whose claims were not fully satisfied pursuant to Section

24.5.2(i) shall be entitled to participate in any remaining portion of the $1,000,000 maximum recovery limit, based upon the ratio of the unsatisfied portion of such Participant’s judgment or settlement to the total unsatisfied portion of all such judgments or settlements. Such participation shall be limited to the Participant’s unsatisfied judgments or settlements.

24.6
Except for liability resulting from Willful Action (which, subject to the provisions of Section 24.5 hereof, shall be the responsibility of the willfully acting Participant), any Participant whose electric customer shall have a claim or bring an action against any other Participant for any death, injury, loss or damage arising out of or in connection with electric service to such customer and caused by the operation or failure of operation of the Transmission System or Microwave System or any portion thereof, shall indemnify and hold harmless such other Participant, its directors, members of its governing bodies, officers and employees from and against any liability for such death, injury, loss or damage.

24.7
The provisions of this Section 24 shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of valid and collectible Project Insurance policies.

24.8
The Participants agree that the aggregate liability limit of $1,000,000 referenced in Sections 24.5.1 and 24.5.2 hereof may be determined in the future to be inappropriate and shall make a good faith effort to evaluate, and if appropriate, revise said limit at the request of any Participant.”

4.3	Section 41.1 shall be deleted in its entirety and a new Section 41.1 shall be added as follows:
“41.1 Except as set forth in Section 41.2 hereof, any notice, demand or request provided for in this Participation Agreement or any other Project

Agreement shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by registered or certified mail, postage prepaid, to the persons specified below.

Arizona Public Service Company
c/o Secretary
P. O. Box 53999
Phoenix, Arizona 85072-3999

Salt River Project Agricultural Improvement and Power District
c/o Secretary
P. O. Box 52025
Phoenix, Arizona 85072-2025

Public Service Co. of New Mexico
c/o Secretary
Alvarado Square
Albuquerque, New Mexico 37158

E1 Paso Electric Company
c/o Secretary
P. O. Box 982
E1 Paso, Texas 79960”

5.	FULL FORCE AND EFFECT: Except as provided herein, the Participation Agreement, as amended by this Amendment No. 2, shall remain in full force and effect.

6.
EXECUTION BY COUNTERPARTS: This Amendment No. 2 may be executed in any number of counterparts, and upon execution by all Participants, each executed counterpart shall have the same force and effect as an original instrument and as if all Participants had signed the same instrument. Any signature page of this Amendment No. 2 may be detached from any counterpart of this Amendment No. 2 without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Amendment No. 2 identical in form hereto but having attached to it one or more signature pages.

7.
SIGNATURE CLAUSE: The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 2 to the ANPP Valley Transmission System Participation Agreement on behalf of the Participants for whom they sign. This Amendment No. 2 is hereby executed as of the 9th day of May, 1987.

ARIZONA PUBLIC SERVICE COMPANY

By

ATTEST AND COUNTERSIGN	SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT

By	By

PUBLIC SERVICE COMPANY OF NEW MEXICO

By

EL PASO ELECTRIC COMPANY

By

this Amendment No. 2 without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Amendment No. 2 identical in form hereto but having attached to it one or more signature pages.

7.
SIGNATURE CLAUSE: The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 2 to the ANPP Valley Transmission System Participation Agreement on behalf of the Participants for whom they sign. This Amendment No. 2 is hereby executed as of the 9th day of May, 1987.

ARIZONA PUBLIC SERVICE COMPANY

By

ATTEST AND COUNTERSIGN		SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT
By		By
	SECRETARY	PRESIDENT
[ILLEGIBLE]
[ILLEGIBLE]
BY		PUBLIC SERVICE COMPANY OF NEW MEXICO

DATE	5/12/87	By

EL PASO ELECTRIC COMPANY

By

this Amendment No. 2 without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Amendment No. 2 identical in form hereto but having attached to it one or more signature pages.

7.
SIGNATURE CLAUSE: The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 2 to the ANPP Valley Transmission System Participation Agreement on behalf of the Participants for whom they sign. This Amendment No. 2 is hereby executed as of the 9th day of May, 1987.

ARIZONA PUBLIC SERVICE COMPANY

By

ATTEST AND COUNTERSIGN	SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT

By	By

PUBLIC SERVICE COMPANY OF NEW MEXICO

By

EL PASO ELECTRIC COMPANY

By

this Amendment No. 2 without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Amendment No. 2 identical in form hereto but having attached to it one or more signature pages.

7.
SIGNATURE CLAUSE: The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 2 to the ANPP Valley Transmission System Participation Agreement on behalf of the Participants for whom they sign. This Amendment No. 2 is hereby executed as of the 9th day of May, 1987.

ARIZONA PUBLIC SERVICE COMPANY

By

ATTEST AND COUNTERSIGN	SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT

By	By

PUBLIC SERVICE COMPANY OF NEW MEXICO

By

EL PASO ELECTRIC COMPANY

By
Vice President

STATE OF ARIZONA	)
) ss.
County of Maricopa	)
On this the 15th day of May, 1987, before me, the undersigned Notary Public, personally appeared JOHN R. LASSEN and PAUL D. RICE, who acknowledged themselves to be the PRESIDENT, and SECRETARY of the SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under the laws of the State of Arizona, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the company by themselves as such PRESIDENT and SECRETARY.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF NEW MEXICO	)
) ss.
County of Bernalillo	)

On this the 9th day of May, 1987, before me, the undersigned Notary Public, personally appeared Jeffry E. Sterba, who acknowledged himself to be the Vice President of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself, as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
April 5, 1989

STATE OF TEXAS	)
) ss.
County of El Paso	)

On this the 6th day of May, 1987, before me, the undersigned Notary Public, personally appeared James P. Maloney, who acknowledged himself to be the Vice President of EL PASO ELECTRIC COMPANY, a Texas corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
January 17, 1989

STATE OF ARIZONA	)
) ss.
County of Maricopa	)
On this the 27th day of May, 1987, before me, the undersigned Notary Public, personally appeared Russell D. Hulse, who acknowledged himself to be the Vice President of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Vice President.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
My Commission Expires April [ILLEGIBLE]